                                                                  EXECUTION COPY





                                CREDIT AGREEMENT

                            Dated as of July 30, 1998

                                      Among

                                 HANDY & HARMAN
                        HANDY & HARMAN OF CANADA, LIMITED
                          HANDY & HARMAN EUROPE LIMITED
                       RIGBY-MARYLAND (STAINLESS) LIMITED
                                       and
                            INDIANA TUBE DANMARK A/S

                                  as Borrowers

                                       and

                 THE INITIAL LENDERS, INITIAL ISSUING BANKS AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Banks and Swing Line Bank

                                       and

                               CITICORP USA, INC.

                               as Collateral Agent

                                       and

                               CITICORP USA, INC.

                             as Administrative Agent

                          T A B L E O F C O N T E N T S


Section                                                                    Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms..................................................1
1.02.  Computation of Time Periods; Other Definitional Provisions............38
1.03.  Accounting Terms......................................................38

                                   ARTICLE II

                              AMOUNTS AND TERMS OF
                       THE ADVANCES, THE LETTERS OF CREDIT
                          AND THE BANKERS' ACCEPTANCES

2.01.  The Advances and the Letters of Credit................................38
2.02.  Making the Advances...................................................41
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit....45
2.04.  Drawings of Bankers' Acceptances......................................46
2.05.  Repayment of Advances.................................................50
2.06.  Termination or Reduction of the Commitments...........................53
2.07.  Prepayments...........................................................55
2.08.  Interest..............................................................58
2.09.  Fees..................................................................61
2.10.  Conversion of Advances................................................62
2.11.  Renewal and Conversion of Bankers' Acceptances........................63
2.12.  Increased Costs, Etc..................................................66
2.13.  Payments and Computations.............................................68
2.14.  Taxes.................................................................70
2.15.  Sharing of Payments, Etc..............................................73
2.16.  Use of Proceeds.......................................................74
2.17.  Defaulting Lenders....................................................75

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

3.01.  Conditions Precedent to Initial Extension of Credit...................78

Section                                                                    Page


3.02.  Conditions Precedent to Initial Borrowing by Danmark..................85
3.03.  Conditions Precedent to Each Borrowing, Drawing
          and Issuance and Renewal...........................................86
3.04.  Determinations Under Section 3.01.....................................87

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrowers.......................88

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

5.01.  Affirmative Covenants.................................................95
5.02.  Negative Covenants...................................................103
5.03.  Reporting Requirements...............................................115
5.04.  Financial Covenants..................................................120

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default....................................................125
6.02.  Actions in Respect of the Letters of Credit and Bankers'
          Acceptances upon Default..........................................128

                                   ARTICLE VII

                                COMPANY GUARANTY

SECTION 7.01.  Guaranty.....................................................129
SECTION 7.02.  Guaranty Absolute............................................130
SECTION 7.03.  Waiver.......................................................131
SECTION 7.04.  Continuing Guaranty; Assignments.............................131
SECTION 7.05.  Subrogation..................................................131

Section                                                                    Page


                                  ARTICLE VIII

                                   THE AGENTS

8.01.  Authorization and Action.............................................132
8.02.  Agents' Reliance, Etc................................................132
8.03.  Citicorp and Affiliates..............................................133
8.04.  Lender Party Credit Decision.........................................133
8.05.  Indemnification......................................................133
8.06.  Successor Agents.....................................................135
8.07.  Sub-Agents...........................................................136

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.  Amendments, Etc......................................................136
9.02.  Notices, Etc.........................................................137
9.03.  No Waiver; Remedies..................................................138
9.04.  Costs and Expenses...................................................138
9.05.  Right of Set-off.....................................................140
9.06.  Binding Effect.......................................................140
9.07.  Assignments and Participations.......................................141
9.08.  Execution in Counterparts............................................144
9.09.  No Liability of the Issuing Banks....................................144
9.10.  Release of Collateral................................................145
9.11.  Jurisdiction, Etc....................................................145
9.13.  Judgment.............................................................146
9.14.  Governing Law........................................................146
9.15.  Substitution of Currency.............................................146
9.16.  Waiver of Jury Trial.................................................147
9.17.  Power of Attorney....................................................147

Section                                                                    Page


SCHEDULES

Schedule I                 -        Commitments and Applicable Lending Offices
Schedule II                -        Inactive Subsidiaries
Schedule 3.01(a)(ix)       -        Good Standing Certificates
Schedule 3.01(a)(xix)      -        Local Counsel
Schedule 4.01(b)           -        Subsidiaries
Schedule 4.01(p)           -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)           -        Environmental Disclosure
Schedule 4.01(r)           -        Open Years
Schedule 4.01(t)           -        Existing Debt
Schedule 4.01(u)           -        Surviving Debt
Schedule 4.01(v)           -        Liens
Schedule 4.01(w)           -        Owned Real Property
Schedule 4.01(x)           -        Leased Real Property
Schedule 4.01(y)           -        Investments
Schedule 4.01(z)           -        Intellectual Property
Schedule 5.02(g)           -        Precious Metal Inventory


EXHIBITS

Exhibit A-1       -        Form of Term A Note
Exhibit A-2       -        Form of Term B Note
Exhibit A-3       -        Form of Delayed Draw Note
Exhibit A-4       -        Form of Multicurrency Note
Exhibit A-5       -        Form of Revolving Credit Note
Exhibit A-6       -        Form of Draft
Exhibit B-1       -        Form of Notice of Borrowing
Exhibit B-2       -        Form of Notice of Drawing
Exhibit C         -        Form of Assignment and Acceptance
Exhibit D         -        Form of Security Agreement
Exhibit E         -        Form of Domestic Subsidiary Guaranty
Exhibit F         -        Form of Foreign Subsidiary Guaranty
Exhibit G         -        Form of Mortgage
Exhibit H         -        Form of Canadian Security Agreement
Exhibit I-1       -        Form of Deed of Charge
Exhibit I-2       -        Form of Deed of Charge Over Shares
Exhibit J         -        Form of Solvency Certificate
Exhibit K         -        Form of Opinion of Counsel to the Loan Parties
Exhibit L         -        Form of Opinion of Local Counsel to the Loan Parties

Section                                                                    Page

Exhibit M         -        Form of Borrowing Base Certificate
Exhibit N         -        Form of Subordination Agreement
Exhibit O         -        Form of Intercreditor Agreement

                                CREDIT AGREEMENT

                           Dated as of July 30, 1998

                  Handy & Harman, a New York corporation (the "Company"), Handy & Harman of Canada, Limited, an Ontario corporation (the "Canadian Borrower"), Handy & Harman Europe Limited, a limited company incorporated under the laws of England and Wales ("HHEL"), Rigby-Maryland (Stainless) Limited, a limited company incorporated under the laws of England and Wales ("Rigby") and Indiana Tube Danmark A/S, a corporation organized under the laws of Denmark ("Danmark" and together with the Canadian Borrower, HHEL and Rigby, the "Foreign Borrowers"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the banks listed on the signature pages hereof as the Initial Issuing Banks (the "Initial Issuing Banks") and the Swing Line Bank (as hereinafter defined), Citicorp USA, Inc. ("Citicorp"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent"), and Citicorp, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent") and, together with the Collateral Agent, the "Agents") for the Lender Parties (as hereinafter defined), agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted EBITDA" means, for any period, the sum, without duplication and determined on a Consolidated basis, of (a) EBITDA and
         (b) equity advances and capital contributions to the Company or any of its Subsidiaries not exceeding $8,000,000 in any 12-month period from WHX Corporation and its Subsidiaries.

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained by the Administrative Agent at Citibank at its office at Two Penn's Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Onat Acet, (b) in the case of Advances denominated in any Foreign Currency, the account of the applicable Sub-Agent designated in writing from time to time by the Administrative Agent to the Borrowers and the Lender Parties for such purpose and (c) in any such case, such other account of the

         Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Lender Parties for such purpose.

                  "Advance" means a Term A Advance, a Term B Advance, a Delayed Draw Advance, a Multicurrency Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agents" has the meaning specified in the recital of parties to this Agreement.

                  "Agreement Value" means, for any Hedge Agreement on any date of determination, an amount equal to the greater of (a) the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries as the "settlement amount" as though such Hedge Agreement were terminated on such date and as though such Loan Party or Subsidiary were the defaulting party, calculated pursuant to the Master Agreement (Multi currency - Cross Border), or any successor thereto, published by the International Swaps and Derivatives Association, Inc. and (b) mark-to-market, in which the unrealized gain (or loss) on such Hedge Agreement is calculated as the amount by which the present value of the future cash flows to be received exceeds (or is less than) the present value of the future cash flows to be paid pursuant to such Hedge Agreement.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, such Lender Party's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, such Lender Party's Local Rate Lending Office in the case of a Local Rate Advance (other than a Local Rate Advance denominated in Canadian Dollars) and, in the case of any Multicurrency Advance denominated in Canadian Dollars, such Lender Party's Canadian Domestic Lending Office and, in the case of a Drawing, such Lender Party's BA Lending Office.

                  "Applicable Margin" means (a) in the case of the Term A Facility, the Delayed Draw Facility, the Multicurrency Facility, the Revolving Credit Facility, Letter of Credit fees and Drawing Fees, a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:


          Total Leverage Ratio                 Base Rate Advances/             Eurocurrency             Letter of
                                               Local Rate Advances                 Rate               Credit Fees/
                                                                                 Advances             Drawing Fees
==================================================================================================================
Level 1
greater than or equal to 4.50:                        1.50%                       2.25%                   2.00%
1.0
------------------------------------------- --------------------------- ------------------------ -----------------
Level 2
less than 4.50:1.00 but greater                       1.25%                       2.00%                   1.75%
than or equal to 4.00:1.00
------------------------------------------- --------------------------- ------------------------ -----------------
Level 3
less than 4.00:1.00 but greater                       1.00%                       1.75%                   1.50%
than or equal to 3.50:1.00
------------------------------------------- --------------------------- ------------------------ -----------------
Level 4
less than 3.50:1.00 but greater                       0.75%                       1.50%                   1.25%
than or equal to 3.00:1.00
------------------------------------------- --------------------------- ------------------------ -----------------
Level 5
less than 3.00:1.00 but greater                       0.50%                       1.25%                   1.00%
than or equal to 2.50:1.00
------------------------------------------- --------------------------- ------------------------ -----------------
Level 6                                               0.25%                       1.00%                   0.75%
-------
less than 2.50:1.00
=========================================== =========================== ======================== =================

         and (b) in the case of the Term B Facility, a percentage per annum determined by reference to the Total Leverage Ratio as set forth below:


          Total Leverage Ratio                  Base Rate Advances                 Eurocurrency Rate Advances
==================================================================================================================
Level 1
greater than or equal to 4.50:                         2.00%                                  2.75%
1.0
----------------------------------------  -------------------------------  ---------------------------------------
Level 2
less than 4.50:1.00 but greater                        1.75%                                  2.50%
than or equal to 4.00:1.00
----------------------------------------  -------------------------------  ---------------------------------------
Level 3
less than 4.00:1.00 but greater                        1.50%                                  2.50%
than or equal to 3.50:1.00
----------------------------------------  -------------------------------  ---------------------------------------
Level 4
less than 3.50:1.00 but greater                        1.50%                                  2.25%
than or equal to 3.00:1.00
----------------------------------------  -------------------------------  ---------------------------------------
Level 5
less than 3.00:1.00 but greater                        1.00%                                 2.125%
than or equal to 2.50:1.00
----------------------------------------  -------------------------------  ---------------------------------------
Level 6                                                0.75%                                  2.00%
-------
less than 2.50:1.00
========================================  ===============================  =======================================

         The Applicable Margin for each Advance shall be determined by reference to the Total Leverage Ratio in effect from time to time; provided, however, that (A) (x) until the financial statements for the Fiscal Year ended December 31, 1998 are delivered pursuant to Section 5.02(b), the Applicable Margin shall be at Level 3 and (y) no change in the Applicable Margin shall be effective until the first Business Day of the calendar month commencing immediately after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of a Designated Officer of the Company demonstrating the Total Leverage Ratio and (B) after the Fiscal Year ended December 31, 1998, the Applicable Margin shall be at Level 1 for so long as the Company has not submitted to the Administrative Agent the information described in clause (A)(y) of this proviso as and when required under
         Section 5.03(b) or (c), as the case may be.

                  "Applicable   Percentage"   means  a   percentage   per  annum
         determined by reference to the Total Leverage Ratio as set forth below:

          Total Leverage Ratio                 Applicable Percentage
========================================  ===============================
Level 1
greater than or equal to 4.50:                         0.50%
1.0
----------------------------------------  -------------------------------
Level 2
less than 4.50:1.00 but greater                        0.50%
than or equal to 4.00:1.00
----------------------------------------  -------------------------------
Level 3
less than 4.00:1.00 but greater                        0.50%
than or equal to 3.50:1.00
----------------------------------------  -------------------------------
Level 4
less than 3.50:1.00 but greater                       0.375%
than or equal to 3.00:1.00
----------------------------------------  -------------------------------
Level 5
less than 3.00:1.00 but greater                       0.375%
than or equal to 2.50:1.00
========================================  ===============================
Level 6                                                0.25%
less than 2.50:1.00
========================================  ===============================

         The Applicable Percentage shall be determined by reference to the Total Leverage Ratio in effect from time to time; provided, however, that (A)
         (x) until the financial statements for the Fiscal Year ended December 31, 1998 are delivered pursuant to Section 5.02(b), the Applicable
         Percentage  shall be at  Level 3 and (y) no  change  in the  Applicable
         Percentage shall be effective until the first Business Day of the calendar month commencing immediately after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of a Designated Officer of the Company demonstrating the Total Leverage Ratio and (B) after the Fiscal Year ended December 31, 1998, the Applicable Percentage shall be at Level 1 for so long as the Company has not submitted to the Administrative Agent the information described in clause (A)(y) of this proviso as and when required under
         Section 5.03(b) or (c), as the case may be.

                  "Appropriate Lender" means, at any time, with respect to (a) any of the Term A Facility, Term B Facility, Delayed Draw Facility, Multicurrency Facility or Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time,

         (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

                  "Arranger" means Citicorp Securities, Inc.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BA Lending Office" means, with respect to each Multicurrency Lender, the office of such Lender set forth as its "BA Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender in Canada as such Lender may from time to time specify to the Canadian Borrower and the Administrative Agent for such purpose.

                  "BA Rate" means, for all Bankers' Acceptances comprising part of the same Drawing, the average rate (calculated on an annual basis of a year of 365 days and rounded up to the nearest multiple of 1/4 of 1%, if such average is not such a multiple) for Canadian Dollar Bankers' Acceptances having a comparable term that appears on the Reuters Screen CDOR Page (or such other page as is a replacement page for such bankers' acceptances) at 10:00 A.M. (Toronto time) or, if such rate is not available at such time, the applicable discount rate in respect of such Bankers' Acceptances shall be the discount rate (calculated on an annual basis of a year of 365 days) and rounded up to the nearest multiple of 1/4 of 1%, quoted by the Canadian Reference Lender at 9:30 a.m. (Toronto time) on the date of such Drawing as the discount rate at which the Canadian Reference Lender would purchase, on such date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by the Canadian Reference Lender as part of such Drawing. The BA Rate for each Bankers' Acceptance comprising part of the same Drawing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Canadian Reference Lender on the date of the applicable Drawing, subject, however, to the provisions of Section 2.08.

                  "Banker's Acceptance" has the meaning specified in Section 2.01(h).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if
                  there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of 1% per annum above the Federal Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(i).

                  "Borrower" means any of the Company or any Foreign Borrower.

                  "Borrower's Account" means (a) with respect to the Company, the account of the Company maintained by the Company with The Bank of New York at its office at 101

         Barclay Street, New York, New York, Account No. 823-0037-036, (b) with respect to the Canadian Borrower, the account of such Borrower maintained by such Borrower with The Bank of Nova Scotia at its office in Toronto, Ontario, Canada, Account No. 85761- 14, (c) with respect to HHEL, the account of such Borrower maintained by such Borrower with Barclays Bank PLC at its office at Business Center, 51 Mosley Street, Manchester, England, Account No. 20553410231827, (d) with respect to Rigby, the account of such Borrower maintained by such Borrower with Den Danske Bank at its office at 6000 Koding, Account No. 3211205148, and (e) with respect to Danmark, the account of such Borrower maintained by such Borrower with _______________ at its office at ____________________, New York, New York _____, Account No. __________,
         or, in any case, such other account as such Borrower shall specify in writing to the Administrative Agent.

                  "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Delayed Draw Borrowing, a Multicurrency Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "Borrowing   Base   Certificate"   means  a   certificate   in
         substantially the form of Exhibit M hereto, duly certified by a Designated Officer of the Company.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in the euro, in Frankfurt, Germany), if the applicable Business Day relates to any Local Rate Advances, on which banks are open for business in the country of issue of the currency of such Local Rate Advance and, if the applicable Business Day relates to Bankers' Acceptances, on which banks are open for business in Toronto, Ontario, Canada.

                  "Canadian Cash Collateral Account" has the meaning specified in the Canadian Security Agreement.

                  "Canadian Dollars" and the "CN$" sign each means the lawful currency of Canada.

                  "Canadian Domestic Lending Office" means, with respect to any Multicurrency Lender, the office of such Lender specified as its "Canadian Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender in

         Canada as such Lender may from time to time specify to the Canadian Borrower and the Administrative Agent.

                  "Canadian Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate  (rounded  upward to the  nearest  whole
                  multiple of 1/4 of 1% per annum), which the principal office of the Canadian Reference Lender in Toronto, Ontario announces publicly from time to time as its prime rate for determining rates of interest on commercial loans in Canadian Dollars made by it in Canada; and

                           (b) 3/4 of 1% per  annum  above the rate  quoted  for
                  30-day Canadian Dollar bankers' acceptances of Citibank Canada that appears on the Reuters Screen CDOR Page (or any replacement page) as of 10:00 a.m. (Toronto, Ontario time) on the date of determination.

                  "Canadian Prime Rate Advance" means a Multicurrency Advance made in Canadian Dollars that bears interest as provided in Section 2.08(a)(iii).

                  "Canadian Reference Lender" means Citibank Canada; provided that, if the foregoing shall cease to be a Multicurrency Lender, the term "Canadian Reference Lender" shall no longer include such Multicurrency Lender and shall thereafter include such Canadian Lender as the Agent shall designate as a replacement Canadian Reference Lender, which designation shall be made with the consent of such replacement Canadian Reference Lender and the Canadian Borrower, which consent shall not be unreasonably withheld or delayed and provided further that if any Multicurrency Lenders are banks set forth in
         Schedule I of the Bank Act (Canada), the Canadian Reference Lender will be such a Schedule I bank.

                  "Canadian  Security  Agreement"  has the meaning  specified in
         Section 3.01(a)(v).

                  "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures, but not including interest capitalized during construction or any Investments permitted pursuant to Section 5.02(f) related to acquisitions. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Cash Collateral Account" has the meaning specified in the Security Agreement.

                  "Cash Equivalents" means any of the following, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than one year from the date of issuance thereof: (a) direct obligations of the Government of the United States or the United Kingdom or any agency or instrumentality thereof or obligations unconditionally guaranteed or insured by the full faith and credit of the Government of the United States or the United Kingdom, (b) certificates of deposit of, time deposits with or bankers' acceptances of, any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized or licensed under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion,
         (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States or the laws of the United Kingdom and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., (d) repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, in an aggregate amount of no more than $5,000,000 at any one time outstanding and (e) money market mutual funds substantially all of the assets of which are invested primarily in assets of the types described in clauses (a) through (d) above.

                  "CERCLA"  means  the  Comprehensive   Environmental  Response,
         Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Change of Control" means the occurrence of any of the following: (a) WHX Corporation and any of its wholly-owned Subsidiaries shall have ceased to own beneficial ownership of Voting Stock of the Company representing 60% of the combined voting power of all Voting Stock of the Company; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease, without the consent of WHX Corporation, to constitute a majority of the board of directors of the Company; or (c) any Person or two or more Persons acting in concert other than WHX Corporation shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 40% or more of the combined voting power of all Voting Stock of the Company.

                  "Citibank" means Citibank, N.A.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Collateral Documents" means the Security Agreement, the Canadian Security Agreement, the Mortgages, the Deed of Charge, the Deed of Charge over Shares and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Commitment" means a Term A Commitment, a Term B Commitment, a Delayed Draw Commitment, a Multicurrency Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08(d), 2.10 or 2.12.

                  "Conversion Date" means July 30, 2000.

                  "Danmark Effective Date" has the meaning specified in Section 3.02.

                  "Debt" of any Person means, without duplication (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Obligations contingent or otherwise, of such Person for production payments from property operated by or on behalf of such person and other similar arrangements with respect to natural resources, (j) all Contingent Obligations of such Person and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided that "Debt" shall not include Obligations under the Precious Metals Leasing.

                  "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

                  "Deed of Charge  over  Shares" has the  meaning  specified  in
         Section 3.01(a)(vi).

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to any Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.17(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or any Issuing Bank pursuant to Section 8.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
         Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "Default  Termination  Notice"  has the meaning  specified  in
         Section 2.01(g).

                  "Delayed Draw Advance" has the meaning specified in Section 2.01(c).

                  "Delayed Draw Borrowing" means a borrowing consisting of simultaneous Delayed Draw Advances of the same Type made by the Delayed Draw Lenders.

                  "Delayed Draw Commitment" means, with respect to any Delayed Draw Lender at any time, the Dollar amount set forth opposite such Lender's name on Schedule I hereto under the caption "Delayed Draw Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Delayed Draw Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "Delayed Draw Facility" means, at any time, the aggregate amount of the Delayed Draw Lenders' Delayed Draw Commitments at such time.

                  "Delayed Draw Lender" means any Lender that has a Delayed Draw Commitment.

                  "Delayed Draw Note" means a promissory note of the Company payable to the order of any Delayed Draw Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Delayed Draw Advance made by such Lender, as amended.

                  "Delayed Draw Reduction  Amount" has the meaning  specified in
         Section 2.07(b)(ix).

                  "Designated Officer" means the Chief Financial Officer, Controller, Treasurer or any other officer designated by the Company from time to time to the Administrative Agent as authorized to deliver the Borrowing Base Certificate or to otherwise provide certifications required hereunder.

                  "Dollars" and the "$" sign each means lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic
         Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Company and the Administrative Agent.

                  "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

                  "Domestic Subsidiary Guarantors" means all wholly-owned Domestic Subsidiaries of the Company (other than any Inactive Subsidiary) and each other Domestic Subsidiary of the Company that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "Domestic  Subsidiary  Guaranty" has the meaning  specified in
         Section 3.01(a)(iii).

                  "Draft" means a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on any Multicurrency Lender, in substantially the form of Exhibit A-6, and which, except as otherwise provided herein, has not been completed or accepted by such Lender.

                  "Drawing" means the simultaneous acceptance of Drafts and purchase of Bankers' Acceptances by the Multicurrency Lenders, in accordance with Section 2.04(a).

                  "Drawing Fee" means, with respect to each Bankers' Acceptance, an amount equal to (a) the Applicable Percentage in effect on the date of the Drawing or renewal, as the case may be, of such Bankers'
         Acceptance   multiplied  by  (b)  the  Face  Amount  of  such  Bankers'
         Acceptance, calculated on the basis of the term to maturity of such Bankers' Acceptance and a year of 365 days.

                  "Drawing Purchase Price" means, with respect to each Bankers' Acceptance to be purchased and/or accepted by any Multicurrency Lender at any time, the amount (adjusted to the nearest whole cent or, if there is no nearest whole cent, the next higher whole cent) obtained by dividing (a) the aggregate Face Amount of such Bankers' Acceptance, by (b) the sum of (i) one and (ii) the product of (A) the BA Rate in effect at such time (expressed as a decimal fraction) multiplied by (B) a fraction the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance and the denominator of which is 365 days.

                  "EBITDA" means, for any period, the sum, without duplication and determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) lease expense under the Precious Metals Leasing, (g) extraordinary, unusual or nonrecurring (including change of control charges) losses deducted in calculating net income,
         (h) any increase in the long term liability in respect of other post-retirement benefit or pension benefit to the extent included in the calculation of net income ("Employee Liability"), (i) any decrease in pension asset to the extent included in the calculation of net income ("Pension Asset") and (j) other non-cash charges (including without limitation, the lower of cost or market adjustment with respect to Precious Metal Inventory) less (i) interest income, (ii) income tax credit, (iii) extraordinary, unusual or nonrecurring gains included in calculating net income and (iv) any decrease in the Employee Liability; and (v) any increase in the Pension Asset, in each case of the Company and its Subsidiaries, determined in accordance with GAAP for such period.

                  "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the OECD; (vii) with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and (viii) any other Person regularly engaged in the business of investing in bank loans and approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Company, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
         (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
         Section 9.07, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Eligible Collateral" means, collectively, Eligible Inventory and Eligible Receivables.

                  "Eligible Inventory" means only such Inventory of the Loan Parties as the Administrative Agent, in its reasonable discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, shall from time to time elect to consider Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Administrative Agent in its reasonable discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, taking into consideration, among other factors, the lower of its cost and its market value determined in accordance with GAAP and, in the case of Precious Metal Inventory, market value.

                  "Eligible Receivables" means only such Receivables of the Loan Parties as the Administrative Agent, in its reasonable discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its reasonable discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, taking into consideration, among other factors, their book value determined in accordance with GAAP.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental    Permit"   means   any   permit,    approval,
         identification number, license or other authorization required under any Environmental Law.

                  "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived or extended by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
         (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in

         Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
         (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

                  "Eurocurrency   Liabilities"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or the relevant Foreign Currencies are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall not have such a Eurocurrency Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The Eurocurrency Rate for any Interest Period for each
         Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurocurrency Rate Advance" means an Advance that bears interest as provided in Section 2.08(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Excess Cash Flow" means, for any period, Consolidated EBITDA minus (a) cash Capital Expenditures, (b) non-deferred income tax expense, (c) cash interest payable on all Debt for Borrowed Money (net of cash interest income), (d) payments under Precious Metals Leasing other than for the acquisition of metals and (e) scheduled principal amounts of all Debt for Borrowed Money actually paid, in each case, of or by the Company and its Subsidiaries during such period.

                  "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before but not immediately after giving effect to the consummation of the transactions contemplated by the Transaction Documents.

                  "Face Amount" means, with respect to any Bankers' Acceptance, the amount payable to the holder of such Bankers' Acceptance on its then existing Maturity Date.

                  "Facility" means the Term A Facility, the Term B Facility, the Delayed Draw Facility, the Multicurrency Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means July 30, 2006.

                  "Fiscal Year" means a fiscal year of the Company and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                  "Deed  of  Charge"  has  the  meaning   specified  in  Section
         3.01(a)(vi).

                  "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Adjusted EBITDA minus Capital Expenditures to (b) the sum of (i) cash interest expense on all Debt for Borrowed Money (net of cash interest income) plus (ii) payments under the Precious Metals Leasing other than for the acquisition of metals plus (iii) scheduled principal amounts of all Debt for Borrowed Money actually paid, in each case, of or by the Company and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "Foreign Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Foreign Currency" means the lawful currency of Canada, the lawful currency of the United Kingdom, the lawful currency of the Kingdom of Denmark, the lawful currency of the European Economic and Monetary Union and such other lawful currencies that are freely transferable or convertible into Dollars as may be agreed by all of the Multicurrency Lenders from time to time.

                  "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof.

                  "Foreign Subsidiary Guarantors" means all Foreign Subsidiaries of the Company (other than Electro-Connection Finishers, Danmark and any Inactive Subsidiary) and each other Foreign Subsidiary of the Company that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "Foreign  Subsidiary  Guaranty"  has the meaning  specified in
         Section 3.01(a)(iii).

                  "GAAP" has the meaning specified in Section 1.03.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Guaranties" means the Domestic Subsidiary Guaranty and the Foreign Subsidiary Guaranty.

                  "Guarantors" means the Domestic Subsidiary Guarantors and the Foreign Subsidiary Guarantors.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity future or option contracts and other hedging agreements.

                  "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "Inactive Subsidiary" means any Subsidiary listed on Schedule II and any other direct or indirect Subsidiary of the Company with assets less than $2,500,000 as may be certified from time to time by a Designated Officer of the Company to the Administrative Agent.

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Information Memorandum" means the prospectus dated May 14, 1998 used by WHX Corporation in connection with the offer to exchange its 10-1/2% Senior Exchange Notes Due 2005 for its 10-1/2% Senior Notes Due 2005.

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial Issuing Banks" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intercreditor Agreement" means an Intercreditor Agreement substantially in the form of Exhibit O hereto between WHX Corporation or its Subsidiary, Fleet Precious

         Metals Inc. and the Administrative Agent, as amended from time to time in accordance with this Agreement.

                  "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) cash interest payable on all Debt for Borrowed Money and payments under the Precious Metals Leasing other than for the acquisition of metals, in each case, of or by the Company and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) no Borrower may select any  Interest  Period with
                  respect to any Eurocurrency Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances, Local Rate Advances and of Eurocurrency Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods  commencing on the same date for
                  Eurocurrency  Rate  Advances   comprising  part  of  the  same
                  Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "Debt" in respect of such Person.

                  "Issuing Banks" means each Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Revolving Credit Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

                  "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

                  "L/C Related Documents" has the meaning specified in Section 2.05(h)(ii).

                  "Lender Party" means any Lender, any Issuing Bank or the Swing Line Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "Letter of Credit Advance" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

                  "Letter of Credit  Agreement"  has the  meaning  specified  in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the Dollar amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $30,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "Letters of Credit" has the meaning specified in Section 2.01(g).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other similar type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents and (v) each Letter of Credit Agreement and
         (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) each Letter of Credit Agreement and (vi) each Secured Hedge Agreement, in each case as amended.

                  "Loan Parties" means the Borrowers and the Guarantors.

                  "Loan Value" means, with respect to any Eligible Collateral, an amount equal to a percentage of the value of any item of Eligible Collateral determined by the Administrative Agent in its reasonable discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings. By way of example only, and without limiting the discretion of the Administrative Agent to determine any such percentage to be applicable, the Administrative Agent may determine to apply, with respect to all Eligible Collateral, the sum of up to the following amounts and, with respect to a particular category of Eligible Collateral, up to the following amount for such category of Eligible Collateral: (a) with respect to Eligible Receivables, up to 85% of the value of Eligible Receivables; (b) with respect to Eligible Inventory (other than Precious Metal Eligible Inventory), up to 55% of the value of such Eligible Inventory; and (c) with respect to Precious Metal Eligible Inventory, up to 80% of the value of such Precious Metal Eligible Inventory.

                  "Local Rate" means (a) with respect to any Multicurrency Advance denominated in any Foreign Currency (other than Canadian Dollars), the rate of interest from time to time publicly announced by Citibank in the jurisdiction of issuance of such Foreign Currency as its base rate (or its equivalent thereof) for loans denominated in such Foreign Currency at the principal lending office of Citibank in the jurisdiction of issuance of such Foreign Currency, and (b) with respect to any Multicurrency Advance denominated in Canadian Dollars, the Canadian Prime Rate.

                  "Local Rate Advance" shall mean each Multicurrency Advance hereunder at such time as it is made or being maintained at a rate of interest based upon the Local Rate for the relevant Foreign Currency.

                  "Local Rate Lending Office" means, with respect to any Multicurrency Lender for any Foreign Currency (other than Canadian Dollars) the office of such Lender specified by such Lender to the Borrowers and the Administrative Agent from time to time for such Foreign Currency and, in the case of any Multicurrency Lender for Canadian Dollars, such Lender's Canadian Domestic Lending Office.

                  "Management Agreement" means the Management Agreement dated as of April 13, 1998 between the Company and WHX Corporation or its Affiliates, as amended from time to time to the extent permitted under the Loan Documents.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole.

                  "Material  Adverse Effect" means a material  adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

                  "Maturity Date" means, for each Bankers' Acceptance comprising part of the same Drawing, the date on which the Face Amount of such Bankers' Acceptance becomes due and payable in accordance with the provisions set forth below, which shall be a Business Day occurring one, two or three months or, if available to all Multicurrency Lenders purchasing Bankers' Acceptances in connection with the applicable Drawing, six months after the date on which such Bankers' Acceptance is purchased and/or accepted as part of any Drawing, as the Canadian Borrower may select upon notice received by the Administrative Agent not later than 10:00 a.m. (New York City time) on a Business Day at least three Business Days prior to the date on which such Bankers' Acceptance is to be accepted and purchased (whether as a new Drawing, by renewal or by Conversion); provided, however, that:

                           (a) such  Borrower may not select any  Maturity  Date
                  for any Bankers' Acceptance that occurs after the scheduled Termination Date;

                           (b) the Maturity  Date for all  Bankers'  Acceptances
                  comprising part of the same Drawing shall occur on the same date; and

                           (c) whenever the Maturity Date for any Bankers' Acceptance would otherwise occur on a day other than a Business Day, such Maturity Date shall be extended to occur on the next succeeding Business Day.

                  "Mortgages" has the meaning specified in Section 3.01(a)(iv).

                  "Mortgage Policies" has the meaning specified in Section 3.01(a)(iv)(B).

                  "Multicurrency Advance" has the meaning specified in Section 2.01(d).

                  "Multicurrency Borrowing" means a borrowing consisting of simultaneous Multicurrency Advances in the same currency of the same Type made by the Multicurrency Lenders.

                  "Multicurrency Commitment" means, with respect to any Multicurrency Lender at any time, the Dollar amount set forth opposite such Lender's name on Schedule I hereto under the caption "Multicurrency Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Multicurrency

         Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "Multicurrency Facility" means, at any time, the aggregate amount of the Multicurrency Lenders' Multicurrency Commitments at such time.

                  "Multicurrency   Lender"   means   any   Lender   that  has  a
         Multicurrency Commitment and a Revolving Credit Commitment.

                  "Multicurrency Note" means a promissory note of the Company payable to the order of any Multicurrency Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of the Company to such Lender resulting from the Multicurrency Advances made by such Lender, as amended.

                  "Multicurrency  Reduction Amount" has the meaning specified in
         Section 2.07(b)(xi).

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction (including payments required under the Tax Agreement) and

         (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

                  "Note" means a Term A Note, a Term B Note, a Delayed Draw Note, a Multicurrency Note or a Revolving Credit Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Drawing" has the meaning specified in Section 2.04(a).

                  "Notice of Issuance" has the meaning specified in Section 2.03(a).

                  "Notice of Renewal" has the meaning specified in Section 2.01(g).

                  "Notice of Swing Line Borrowing" has the meaning  specified in
         Section 2.02(b).

                  "Notice of Termination" has the meaning specified in Section 2.01(g).

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any

         Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its reasonable discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Open Year" has the meaning specified in Section 4.01(r)(ii).

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the
         Administrative Agent and notified by the Administrative Agent to the Borrowers and the Lender Parties.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Encumbrances" has the meaning specified in the Mortgages.

                  "Permitted Liens" means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances.

                  "Person"   means  an  individual,   partnership,   corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Pledged Debt" has the meaning specified in the Security Agreement.

                  "Precious Metal Eligible Inventory" means Eligible Inventory consisting of any precious metals including, without limitation, gold, silver, palladium and platinum group metals.

                  "Precious Metal Inventory" means Inventory consisting of any precious metals including, without limitation, gold, silver, palladium and platinum group metals.

                  "Precious Metals Leasing" means a precious metals leasing or other facility designed to provide the Company or any of its Subsidiaries with precious metals to be used in its business operations.

                  "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated pursuant to Section 2.06 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.06 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Reduction Amount" has the meaning specified in Section 2.07(b)(viii).

                  "Reference Banks" means Citibank and such other Lenders as shall be appointed from time to time by the Company with the consent of the Administrative Agent.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related  Documents"  means  the  Management  Agreement,   any
         intercompany notes issued pursuant to Section 5.02(b)(ii), the Tax Agreement and the Intercreditor Agreement.

                  "Required Lenders" means, at any time, Lenders (voting as a single class) owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount (based, in the case of Multicurrency Advances, on the Equivalent in Dollars at such time) of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Delayed Draw Facility at such time, (d) the aggregate Unused Revolving Credit Commitments at such time and (e) the aggregate Unused Multicurrency Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount (based, in the case of Multicurrency Advances, on the Equivalent in Dollars at such time) of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term A Commitments, Term B Commitments, Delayed Draw Commitments and Multicurrency Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "Responsible Officer" means any officer of any Loan Party.

                  "Revolving  Credit  Advance"  has  the  meaning  specified  in
         Section 2.01(e).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the Dollar amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "Revolving   Credit  Lender"  means  any  Lender  that  has  a
         Revolving Credit Commitment.

                  "Revolving Credit Note" means a promissory note of the Company payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-5 hereto, evidencing the aggregate indebtedness of the Company to such Lender resulting from the Revolving Credit Advances made by such Lender, as amended.

                  "Secured Hedge Agreement" means any Hedge Agreement required or permitted under clause (i)(A) or (iii)(G) of Section 5.02(b) that is entered into by and between any Loan Party and any Hedge Bank.

                  "Secured   Obligations"  has  the  meaning  specified  in  the
         Security Agreement.

                  "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

                  "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

                  "Senior Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money (other than Subordinated Debt) minus (b) the sum of (i) cash and Cash Equivalents and (ii) an amount equal to forty percent of the fair market value of the Precious Metal Inventory, in each case of the Company and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the twelve-month period ended as at the end of such fiscal quarter.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,

         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Sub-Agent" means, in the case of Bankers' Acceptances and Multicurrency Advances denominated in Canadian Dollars, Citibank Canada and, in the case of Multicurrency Advances denominated in any other Foreign Currency, Citibank, N.A.

                  "Subordinated Debt" means any Debt of the Company that is subordinated to the Obligations of the Company under the Loan Documents substantially on the terms and conditions set forth in Exhibit N hereto with such other terms and conditions that may be reasonably acceptable to the Administrative Agent or otherwise or as permitted by Section 5.02(b)(i)(B).

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(iii).

                  "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated by the Transaction Documents.

                  "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(f) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

                  "Swing Line Bank" means Citicorp.

                  "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(f) or the Revolving Credit Lenders pursuant to Section 2.02(b).

                  "Swing Line Facility" has the meaning specified in Section 2.01(f).

                  "Tax Agreement" means the Tax Sharing Agreement between WHX Corporation and the Company, dated as of April 13, 1998, as amended, to the extent permitted under the Loan Documents.

                  "Tax Certificate" has the meaning specified in Section 5.03(k)

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Term A Advance" has the meaning specified in Section 2.01(a).

                  "Term  A   Borrowing"   means  a   borrowing   consisting   of
         simultaneous  Term A  Advances  of the  same  Type  made by the  Term A
         Lenders.

                  "Term A Commitment" means, with respect to any Term A Lender at any time, the Dollar amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.06.

                  "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

                  "Term A Lender" means any Lender that has a Term A Commitment.

                  "Term A Note" means a promissory note of the Company payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Term A Advance made by such Lender, as amended.

                  "Term B Advance" has the meaning specified in Section 2.01(b).

                  "Term  B   Borrowing"   means  a   borrowing   consisting   of
         simultaneous  Term B  Advances  of the  same  Type  made by the  Term B
         Lenders.

                  "Term B Commitment" means, with respect to any Term B Lender at any time, the Dollar amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to
         Section 2.06.

                  "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

                  "Term B Lender" means any Lender that has a Term B Commitment.

                  "Term B Note" means a promissory note of the Company payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Company to such Lender resulting from the Term B Advance made by such Lender, as amended.

                  "Termination Date" means the earlier of July 30, 2004, and the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Multicurrency Commitments pursuant to Section 2.06 or 6.01.

                  "Total Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money minus (b) the sum of (i) cash and Cash Equivalents and (ii) an amount equal to forty percent of the fair market value of the Precious Metal Inventory, in each case of the Company and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Company for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Adjusted EBITDA of the Company and its Subsidiaries for the twelve-month period ended as at the end of such fiscal quarter.

                  "Transaction   Documents"   means,   collectively,   the  Loan
         Documents and the Related Documents.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate, Advances bearing interest at the applicable Local Rate and Advances bearing interest at the Eurocurrency Rate.

                  "Unused Asset Sale Proceeds Amount" means the aggregate amount of Net Cash Proceeds required to be prepaid pursuant to Section 2.06(b)(ii) prior to the time such amount is prepaid or reinvested in accordance with the terms of such Section unless such amount shall be deposited in the Cash Collateral Account pending such prepayment or reinvestment.

                  "Unused Multicurrency Commitment" means, with respect to any Multicurrency Lender at any time (a) such Lender's Multicurrency Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Multicurrency Advances made by such Lender (or the Equivalent thereof in Dollars, if applicable), (ii) the Dollar Equivalent of the aggregate Face Amount of all Bankers' Acceptances purchased and/or accepted by such Lender and outstanding at such time and (iii) such Lender's ratable share of the amount of the Multicurrency Facility then reserved pursuant to Section 2.01(i).

                  "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time, (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(f) and outstanding at such time and (D) the Unused Asset Sale Proceeds Amount plus (iii) in the case of a Revolving Credit Lender that is a Multicurrency Lender, such Lender's Multicurrency Commitment.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").


                                   ARTICLE II

                              AMOUNTS AND TERMS OF
                       THE ADVANCES, THE LETTERS OF CREDIT
                          AND THE BANKERS' ACCEPTANCES

                  SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Company on the date of the Initial Extension of Credit in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Company on the date of the Initial Extension of Credit in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Delayed Draw Advances. Each Delayed Draw Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Delayed Draw Advance") to the Company from time to time on any Business Day during the period from the date hereof until the Conversion Date in an amount not to exceed such Lender's unused Delayed Draw Commitment at such time. Each Delayed Draw Borrowing shall be in an aggregate amount of $2,500,000 or an integral multiple of $500,000 in excess thereof and shall consist of Delayed Draw Advances made simultaneously by the Delayed Draw Lenders ratably according to their Delayed Draw Commitments. Amounts borrowed under this
Section 2.01(c) and repaid or prepaid may not be reborrowed.

                  (d) The Multicurrency Advances. Each Multicurrency Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Multicurrency Advance") to the Company or any Foreign Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (based on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Borrowing) not to exceed at any time outstanding such Multicurrency Lender's Unused Multicurrency Commitment at such time. Each Multicurrency Borrowing shall be in an aggregate amount of $50,000 or an integral multiple of $10,000 in excess thereof (or the Equivalent thereof in any Foreign Currency determined on the date of delivery of the applicable Notice of Borrowing) and shall consist of Multicurrency Advances of the same Type, in the same currency and made on the same day by the Multicurrency Lenders ratably according to their respective Multicurrency Commitments. Within the limits of each Multicurrency Lender's Unused Multicurrency Commitment in effect from time to time, the Company and the Foreign Borrowers may borrow under this Section 2.01(d), prepay pursuant to
Section 2.07(a) and reborrow under this Section 2.01(d).

                  (e) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Company from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Company may borrow under this Section 2.01(e), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(e).

                  (f) The Swing Line Advances. The Company may request the Swing Line Bank to make, and the Swing Line Bank may, if in its reasonable discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Company from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $10,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its reasonable discretion, elects to make Swing Line Advances, the Company may borrow under this Section 2.01(f), repay pursuant to
Section  2.05(g) or prepay  pursuant to Section  2.07(a) and reborrow under this
Section 2.01(f).

                  (g) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Company from time to time on any
Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Company or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and one year after the date of issuance thereof , but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Company (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Company or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Company, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Letter of Credit shall contain a provision authorizing the Issuing Bank that issued such Letter of Credit to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "Default Termination Notice") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Company may request the issuance of Letters of Credit under this Section 2.01(g), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(g).

                  (h) Drawings. Each Multicurrency Lender severally agrees, on the terms and conditions hereinafter set forth, to accept Drafts (each Draft so accepted, a "Bankers' Acceptance") for the account of the Canadian Borrower, and to purchase such Bankers' Acceptances from time to time on any Business Day during the period from the date hereof until the Termination Date having a Face Amount (determined in the Equivalent thereof in Dollars) for all such Bankers' Acceptances purchased by such Lender at the time of such Drawing not to exceed such Lender's Unused Multicurrency Commitment at such time. Each Drawing shall be comprised solely of Canadian Dollars, shall be in an aggregate Face Amount which, together with any Canadian Prime Rate Advances made in connection with such Drawing, equals CN$50,000 or an integral multiple of CN$10,000 in excess thereof and shall consist of the creation and purchase of Bankers' Acceptances at or about the same time by the Multicurrency Lenders ratably in accordance with their respective Multicurrency Commitments. Within the limits of each Multicurrency Lender's Unused Multicurrency Commitment in effect from time to time, amounts drawn by the Canadian Borrower under this Section 2.01(h) and repaid or prepaid from time to time may be redrawn by the Canadian Borrower under this Section 2.01(h).

                  (i) Set Aside of Multicurrency Commitments in Respect of Overdraft Facilities. Each Multicurrency Lender's ratable share of an aggregate amount of Multicurrency Commitments equal to $5,000,000 (or such lesser amount as may be designated by the Company to the Administrative Agent) shall be reserved against the Multicurrency Facility to ensure that sufficient funds may be made available to any Foreign Borrower for the repayment of any overdraft facility made available to such Foreign Borrower by any Lender as the same becomes due and payable.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than (x) 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing (other than a Multicurrency Borrowing) in the case of a Borrowing consisting of Eurocurrency Rate Advances, or the Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Multicurrency Borrowing denominated in a currency other than Canadian Dollars consisting of Eurocurrency Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Multicurrency Borrowing denominated in a currency other than Canadian Dollars consisting of Local Rate Advances (or, in the case of Advances denominated in a Foreign Currency where market practice differs, in accordance with the custom for such Foreign Currency), or (z) 12:00 Noon (Toronto time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Multicurrency Borrowing consisting of Canadian Prime Rate Advances by the applicable Borrower to the Administrative Agent (and in the case of a Multicurrency Borrowing, simultaneously to the applicable Sub-Agent), which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period for each such Advance and (vi) in the case of a Multicurrency Borrowing, currency for each such Advance. Each Appropriate Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Advances denominated in Dollars, and before 12:00 Noon (London time) on the date of such Borrowing, in the case of a Multicurrency Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders, provided that the Multicurrency Lenders may otherwise agree to fund such Borrowing disproportionately. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Company by crediting the applicable Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Company to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the fifteenth day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Company by crediting the applicable Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Company hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 Noon (New York City time) on such Business Day or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000, in the case of Term A Borrowings and Term B Borrowings, or $2,500,000 (or the Equivalent thereof in Dollars), in the case of Revolving Credit Borrowings, Multicurrency Borrowings and Delayed Draw Borrowings, or if the obligation of the Appropriate Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08(d)(ii), 2.10 or 2.12, (ii) for the period from the date hereof to October 30, 1998 (or such earlier date as shall be specified in its sole discretion by the Administrative Agent in a written notice to the Borrowers and the Lenders) no Borrower may select Eurocurrency Rate Advances having an Interest Period other than one month and (iii) the Term A Advances may not be outstanding as part of more than five separate

Borrowings consisting of Eurocurrency Rate Advances, the Term B Advances may not be outstanding as more than six separate Borrowings consisting of Eurocurrency Rate Advances, the Delayed Draw Advances may not be outstanding as more than five separate Borrowings consisting of Eurocurrency Rate Advances, the Multicurrency Advances may not be outstanding as more than six separate Borrowings consisting of Eurocurrency Rate Advances and the Revolving Credit Advances may not be outstanding as part of more than ten separate Borrowings consisting of Eurocurrency Rate Advances.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Foreign Currencies. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than Noon (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Company to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Company for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Company at its office referred to in Section 9.02 or as otherwise agreed with the Company in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports.  Each Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of

Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Company hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Drawings of Bankers' Acceptances. (a) Request for Drawing. Each Drawing shall be made on notice, given not later than 11:00 A.M. (Toronto time) on a Business Day at least two Business Days prior to the date of the proposed Drawing, by the Canadian Borrower to the Administrative Agent, which shall give each Multicurrency Lender prompt notice thereof by telex or telecopier. Each notice of a Drawing (a "Notice of Drawing")
shall be in writing (including by telex or telecopier), in substantially the form of Exhibit B-2 hereto, and shall be confirmed by telephone immediately by the Canadian Borrower, specifying therein the requested (i) date of such Drawing (which shall be a Business Day), (ii) aggregate Face Amount of such Drawing and
(iii) initial Maturity Date for each Bankers' Acceptance comprising part of such Drawing; provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the Drafts to be accepted and purchased as part of any Drawing cannot, due solely to the requested aggregate Face Amount thereof, be accepted and/or purchased ratably by the Multicurrency Lenders in accordance with Section 2.01(h), (provided that the Multicurrency Lenders may otherwise agree to fund such Drawing disproportionately), then the aggregate Face Amount of such Drawing (or the Face Amount of Bankers' Acceptances to be created by any Multicurrency Lender) shall be reduced to such lesser amount as the Administrative Agent determines will permit such Drafts comprising part of such Drawing to be so accepted and purchased and, unless the Canadian Borrower shall have given written notice to the contrary to the Administrative Agent, each Multicurrency Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such Drawing and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Multicurrency Advance made pursuant to Section 2.01(h). The Administrative Agent agrees that it will, as promptly as practicable, notify the Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Prime Rate Advance to be made or actually made in accordance with the immediately preceding sentence. Each Draft in connection with any requested Drawing (A) shall be in a minimum amount of CN$100,000 or an integral multiple of CN$100,000 in excess thereof, and (B) shall be dated the date of the proposed Drawing. Each Multicurrency Lender shall, before 1:00 p.m. (Toronto time) on the date of each Drawing, complete one or more Drafts in accordance with the related Notice of Drawing, accept such Drafts and purchase the Bankers' Acceptances created thereby for the Drawing Purchase Price and shall, before 1:00 p.m. (Toronto time) on such date, make available for the account of its Applicable Lending Office to the Administrative Agent at its appropriate Administrative Agent's Account, in same day funds, the Drawing Purchase Price payable by such Lender for such Drawing less the Drawing Fee payable to such Lender with respect thereto under Section 2.09(d). Upon the fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make the funds it has received from the Multicurrency Lenders available to the Canadian Borrower by crediting the relevant Borrower's Account or at the applicable Payment Office, as the case may be.

                  (b) Limitations on Drawings. Anything in Section 2.04(a) to the contrary notwithstanding, the Canadian Borrower may not select a Drawing if the obligation of the Multicurrency Lenders to purchase and accept Bankers' Acceptances shall then be suspended pursuant to Section 2.04(d) or 2.12.

                  (c) Binding Effect of Notices of Drawing. Each Notice of Drawing shall be irrevocable and binding on the Canadian Borrower. In the case of any proposed Drawing, the Canadian Borrower shall indemnify each Multicurrency Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Drawing for such Drawing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Drawing Purchase Price to be paid by such Lender as part of such Drawing when, as a result of such failure, such Drawing is not made on such date.

                  (d) Circumstances Making Bankers' Acceptances Unavailable. (i) If, with respect to any proposed Drawing, the Administrative Agent determines in good faith that circumstances affecting the money markets at the time any related Notice of Drawing is delivered or is outstanding will result in no market for the Bankers' Acceptances to be created in connection with such Drawing or an insufficient demand for such Bankers' Acceptances to allow the Lenders creating such Bankers' Acceptances to sell or trade the Bankers' Acceptances to be created and purchased or discounted by them hereunder in connection with such Drawing, then, upon notice to the Canadian Borrower and the Multicurrency Lenders thereof, (A) the Notice of Drawing with respect to such proposed Drawing shall be canceled and the Drawing requested therein shall not be made and (B) the right of the Canadian Borrower to request a Drawing shall be suspended until the Administrative Agent shall notify such Borrower that the circumstances causing such suspension no longer exist. In the case of any such cancellation of a Notice of Drawing, unless the Canadian Borrower shall give written notice to the contrary to the Administrative Agent, the cancellation of any such Notice of Drawing shall be deemed to be the giving by the Canadian Borrower of a Notice of Borrowing for Multicurrency Advances consisting of Canadian Prime Rate Advances in an aggregate principal amount equal to the aggregate Face Amount of such proposed Drawing and the Multicurrency Lenders shall, subject to the terms and conditions hereof applicable to the making of Multicurrency Advances, make such Advances available to the Canadian Borrower, if practicable, on the same Business Day, and otherwise on the next Business Day. The Administrative Agent agrees that it will, as promptly as practicable, notify the Canadian Borrower of the unavailability of Bankers' Acceptances and, if applicable, of the date and the amount of each Canadian Prime Rate Advance to be made or actually made in accordance with the immediately preceding sentence.

                  (ii) Upon the occurrence and during the continuance of any Default, the obligation of the Multicurrency Lenders to purchase and/or accept Bankers' Acceptances shall be suspended.

                  (e) Assumptions of the Administrative Agent. Unless the Administrative Agent shall have received notice from a Multicurrency Lender prior to the date of any Drawing that such Lender will not make available to it such Lender's ratable share of the Drawing Purchase

Price of such Drawing in accordance with Section 2.04(a), the Administrative Agent may assume that such Lender has made such ratable share available to it on the date of such Drawing in accordance with Section 2.04(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Canadian Borrower on such date a corresponding amount. If and to the extent that any such Lender shall not have so made such ratable share available to the Administrative Agent, such Lender and the Canadian Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Canadian Borrower, a rate per annum equal to the BA Rate used in calculating the Drawing Purchase Price with respect to such Drawing, and (ii) in the case of such Lender, the cost of funds incurred by the Administrative Agent in respect of such amount. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Bankers' Acceptance as part of such Drawing for all purposes under this Agreement.

                  (f) Presigned Draft Forms. To enable the Multicurrency Lenders to create Bankers' Acceptances in accordance with Section 2.01(h) and this
Section 2.04, the Canadian Borrower shall supply each Multicurrency Lender, upon the Canadian Borrower's execution of this Agreement, with such number of Drafts provided to the Canadian Borrower by the Administrative Agent as the Administrative Agent may from time to time reasonably request, duly endorsed and executed on behalf of the Canadian Borrower by any one or more of its duly authorized officers. Each Multicurrency Lender shall exercise such care in the custody and safekeeping of any Drafts in its possession from time to time as it would exercise in the custody and safekeeping of similar property owned by it. The signatures of officers of the Canadian Borrower on Drafts may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signatures shall be binding upon the Canadian Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Draft as one of such officers may no longer hold office at the date of such draft or at the date of its acceptance by a Lender hereunder or at any time thereafter, any Draft or Bankers' Acceptance so signed shall be valid and binding upon, and enforceable against, the Canadian Borrower.

                  (g) Distribution of Bankers' Acceptances. Bankers' Acceptances purchased by a Multicurrency Lender in accordance with the terms of Section 2.01(h) and this Section 2.04 may, in such Lender's sole discretion, be held by such Lender for its own account until the applicable Maturity Date or sold, rediscounted or otherwise disposed of by it at any time prior thereto in any relevant market therefor.

                  (h) Failure to Fund in Respect of Drawings. The failure of any Multicurrency Lender to fund the Drawing Purchase Price to be funded by it as part of any Drawing shall not relieve any other Multicurrency Lender of its obligation hereunder to fund its Drawing Purchase

Price on the date of such Drawing, but no Multicurrency Lender shall be responsible for the failure of any other Multicurrency Lender to fund the Drawing Purchase Price to be funded by such other Multicurrency Lender on the date of any Drawing.

                  SECTION 2.05. Repayment of Advances. (a) Term A Advances. The Company shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):


              Date                             Amount
              ----                             ------
         September 30, 1998                $  1,500,000
         December 31, 1998                    1,500,000

         March 31, 1999                       1,500,000
         June 30, 1999                        1,500,000
         September 30, 1999                   2,000,000
         December 31, 1999                    2,000,000

         March 31, 2000                       2,000,000
         June 30, 2000                        2,000,000
         September 30, 2000                   2,000,000
         December 31, 2000                    2,000,000

         March 31, 2001                       2,000,000
         June 30, 2001                        2,000,000
         September 30, 2001                   2,000,000
         December 31, 2001                    2,000,000

         March 31, 2002                       2,000,000
         June 30, 2002                        2,000,000
         September 30, 2002                   2,500,000
         December 31, 2002                    2,500,000

         March 31, 2003                       2,500,000
         June 30, 2003                        2,500,000
         September 30, 2003                   2,500,000
         December 31, 2003                    2,500,000

         March 31, 2004                       2,500,000
         June 30, 2004                        2,500,000
provided, however, that the final principal installment shall be repaid on June 30, 2004 and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

                  (b) Term B Advances. The Company shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in amounts determined as a percentage of the aggregate amount of Term B Advances outstanding on September 30, 1998 as indicated below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07):

                      Date                               Percentage
                      ----                               ----------

                 July 31, 1999                                1%
                 July 31, 2000                                1%
                 July 31, 2001                                1%
                 July 31, 2002                                1%
                 July 31, 2003                                1%
                 July 31, 2004                                1%
                 July 31, 2005                               20%
                 July 30, 2006                               74%

provided, however, that the final principal installment shall be repaid on July 30, 2006 and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

                  (c) Delayed Draw Advances. The Company shall repay to the Administrative Agent for the ratable account of the Delayed Draw Lenders (i) on each March 31, June 30, September 30 and December 31, commencing September 30, 2000, an amount equal to 1/16 of the aggregate outstanding principal amount of the Delayed Draw Advances outstanding on the Conversion Date (after giving effect to any prepayments required by Section 2.07(b)(i) or (ii) and which amount shall be reduced as a result of the application of further prepayments in accordance with the order of priority set forth in the applicable paragraph of section 2.07) and (ii) on June 30, 2004 an amount equal to the aggregate principal amount of the Delayed Draw Advances outstanding on such date.

                  (d) Multicurrency Advances. Each Foreign Borrower shall repay to the Administrative Agent for the ratable account of the Multicurrency Lenders on the Termination Date the aggregate outstanding principal amount of the Multicurrency Advances then outstanding.

                  (e) Bankers' Acceptances. The Canadian Borrower shall, subject to Sections 2.11(a) and 2.11(b), pay to the Administrative Agent for the ratable account of the Multicurrency Lenders on the Maturity Date of any Bankers' Acceptances an amount equal to the aggregate Face Amount of all such Bankers' Acceptances maturing on such date. Any payment by the Canadian Borrower of any Bankers' Acceptances in accordance with this Section 2.05(e) shall, to the extent of such payment, satisfy the obligations of the Canadian Borrower under the Bankers' Acceptances to which it relates and, in the case of a Bankers' Acceptance, the Lender that has accepted such Bankers' Acceptance shall, to the extent of such payment to such Lender, thereafter be solely responsible for the payment thereof.

                  (f) Revolving Credit Advances. The Company shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

                  (g) Swing Line Advances. The Company shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fifteenth day after the requested date of such Borrowing) and the Termination Date.

                  (h) Letter of Credit Advances. (i) The Company shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the second Business Day after the date on which such Advance was made and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Company under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Company in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

                  SECTION 2.06. Termination or Reduction of the Commitments. (a) Optional. The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Delayed Draw Commitments, the Letter of Credit Facility, the Unused Revolving Credit Commitments and the Unused Multicurrency Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to the Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

                  (ii) On the date of the Term B Borrowing, after giving effect to the Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

                  (iii) The Delayed Draw Facility shall be automatically and permanently reduced, on a pro rata basis, (A) on the date of each Delayed Draw Borrowing, by an amount equal to the amount of such Borrowing, from time to time on and after the Conversion Date upon each repayment or prepayment of the Delayed Draw Advances, by an amount equal to the amount by which the aggregate Delayed Draw Commitments of the Delayed Draw Lenders immediately prior to such reduction exceed the aggregate unpaid principal amount of the Delayed Draw Advances then outstanding and (B) on the date on which prepayment thereof is required to be made pursuant to Section 2.07(b)(i),(ii) or (iii) prior to the Conversion Date in an amount equal to the applicable Delayed Draw Reduction Amount.

                  (iv) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (v) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (vi) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, (A) on each date on which prepayment thereof is required to be made pursuant to Section 2.07(b)(i), (ii) or (iii) in an amount equal to the applicable Reduction Amount and (B) on the date of receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds of any sale, lease, transfer or other disposition of any asset of the Company or any of its Subsidiaries in each case by an amount equal to the amount, if any, of such Net Cash Proceeds that concurrently with the receipt thereof (x) shall not have been deposited by the Company into the Cash Collateral Account, (y) shall not have been applied to prepay Advances or (z) shall not have been applied in accordance with Section 8(c) of the Security Agreement, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (vii) The Multicurrency Facility shall be automatically and permanently reduced, on a pro rata basis, (A) on each date on which prepayment thereof is required to be made pursuant to Section 2.07(b)(i), (ii) or (iii) in an amount equal to the applicable Multicurrency Reduction Amount, provided that each such reduction of the Multicurrency Facility shall be made ratably among the Multicurrency Lenders in accordance with their Multicurrency Commitments.

                  SECTION 2.07. Prepayments. (a) Optional. Each Borrower may, upon notice not later than 11:00 A.M. (New York City time) on the day of such prepayment in the case of Base Rate Advances and at least two Business Days prior to such prepayment in the case of Eurocurrency Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in a Foreign Currency) and (y) if any prepayment of a Eurocurrency Rate Advance is made on a date other than the last day of an Interest Period for such Advance, such Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of Term A Advances, Term B Advances and, after the Conversion Date, Delayed Draw Advances shall be applied to the installments thereof in the order specified by the Company.

                  (b) Mandatory. (i) The Company shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (A) to the extent that the Total Leverage Ratio exceeds 4.00:1.00, 75% and (B) to the extent that the Total Leverage Ratio is less than 4.00:1.00 but is greater than 3.00:1.00, 50% of the amount, in the case of any payments made in any year after 1999, of Excess Cash Flow for such Fiscal Year and, in the case of any payment made in 1999, of Excess Cash Flow for the period from April 13, 1998 through the end of the Fiscal Year ending December 31, 1998. Each such prepayment shall be applied as set forth in clause (vii) below.

                  (ii) (A) The Company shall, on the date that is 270 days after the date of receipt of the Net Cash Proceeds by the Company or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Company or any of its Subsidiaries (other than (x) any sale, lease, transfer or other disposition of assets pursuant to any clause of Section
5.02(e) other than clause (iii) thereof or (y) an aggregate amount of Net Cash Proceeds less than $2,500,000 in any Fiscal Year of the Company), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to that portion of such Net Cash Proceeds that has not been reinvested in the business of the Company and its Subsidiaries prior to such 270th day. Each such prepayment shall be applied as set forth in clause
(vii) below.

                  (B) The Company shall, on the date of receipt of the Net Cash Proceeds by the Company or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Company or any of its Subsidiaries pursuant to Section 5.02(e)(viii), prepay an aggregate principal amount of Advances comprising part of the same Borrowings in an amount equal to such Net Cash Proceeds. Each such prepayment shall be applied as set forth in clause (vii) below.

                  (C) The Company shall, on the date of receipt of the Net Cash Proceeds by the Company or any of its Subsidiaries (x) from the sale or issuance of Subordinated Debt or (y) the receipt of any capital contribution from WHX Corporation or any of its Subsidiaries or from the sale or issuance of any equity securities permitted by Section 5.02(g)(iii), prepay an aggregate principal amount of Advances comprising part of the same Borrowings in an amount equal to such Net Cash Proceeds. Each such prepayment shall be applied as set forth in clause (vii) below.

                  (iii) The Company shall, on the date of receipt of the Net Cash Proceeds by the Company or any of its Subsidiaries from the incurrence or issuance by the Company or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied as set forth in clause (vii) below.

                  (iv) The Company shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available
Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the excess of (1) the sum of the Loan Values of the Eligible Collateral over (2) the amount referred to in clause (v)(A) below on such Business Day.

                  (v) The Foreign Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Multicurrency Advances comprising part of the same Borrowings equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Multicurrency Advances and (y) the aggregate Face Amount of Bankers' Acceptances then outstanding exceeds (B) the lesser of the Multicurrency Facility and the excess of (1) the sum of the Loan Values of the Eligible Collateral over (2) the amount referred to in clause (iv)(A) above on such Business Day.

                  (vi) The Company shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vii) (A) Prepayments  made pursuant to clauses (i),  (ii)(A),
(ii)(B) and (iii) above shall be applied as follows:

                  first, ratably to the Term A Facility, the Term B Facility and, on and after the Conversion Date, the Delayed Draw Facility, in each case ratably to the principal installments thereof, and second, to the extent that no Term A Advances, Term B Advances or, after the Conversion Date, Delayed Draw Advances remain outstanding, permanently to reduce the Revolving Credit Facility and, prior to the Conversion Date, the Delayed Draw Facility as set forth in clause (viii) or (ix) below, as applicable.

                  (B) Prepayments made pursuant to clause (ii)(C) above shall be applied as follows:

                  first, 75% ratably to the Term A Facility, the Term B Facility and, on and after the Conversion Date, the Delayed Draw Facility, in each case ratably to the principal installments thereof, and 25%, at the Company's election, (1) ratably to the Term A Facility, the Term B Facility and, on and after the Conversion Date, the Delayed Draw Facility, in each case ratably to the principal installments thereof or
         (2) to prepay  the  Revolving  Credit  Facility  as set forth in clause
         (viii) below (without giving effect to clause (y) thereof), and second, to the extent that no Term A Advances, Term B Advances or, after the Conversion Date, Delayed Draw Advances remain outstanding, 75% permanently to ratably reduce the Revolving Credit Facility and the Multicurrency Facility and, prior to the Conversion Date, the Delayed Draw Facility as set forth in clause (viii), (ix) or
         (xi) below, as applicable, and 25%, to prepay the Revolving Credit Facility as set forth in clause (viii) below (without giving effect to clause (y) thereof) .

                  (viii) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii) or (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii) or (iii) above, (x) the amount remaining (if any) after the prepayment in full of the Revolving Credit Advances then outstanding (the sum of such prepayment amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Company and (y) the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.06(b)(vi).

                  (ix) Prepayments of the Delayed Draw Facility before the Conversion Date made pursuant to clause (i), (ii) or (iii) above shall be applied to prepay Delayed Draw Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and the amount remaining (if any) after the prepayment in full of the Delayed Draw Advances then outstanding (the sum of such prepayment amounts and remaining amount being referred to herein as the "Delayed Draw Reduction Amount") may be retained by the Company and the Delayed Draw Facility shall be permanently reduced as set forth in Section 2.06(b)(iii).

                  (x) If the Administrative Agent notifies the Foreign Borrowers that, on any interest payment date, the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Multicurrency Advances then outstanding exceeds 103% of the aggregate Multicurrency Commitments of the Multicurrency Lenders on such date, the Foreign Borrowers shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Multicurrency Advances owing by the Foreign Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Multicurrency Commitments of the Multicurrency Lenders on such date.

                  (xi) Prepayments of the Multicurrency Facility made pursuant to clause (i), (ii), (iii) or (v) above shall be applied to prepay Multicurrency Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full; and, in the case of prepayments of the Multicurrency Facility required pursuant to clause (i), (ii) or (iii) above, (x) the amount remaining (if any) after the prepayment in full of the Multicurrency Advances then outstanding (the sum of such prepayment amounts and remaining amount being referred to herein as the "Multicurrency Reduction Amount") may be retained by the Company and (y) the Multicurrency Facility shall be permanently reduced as set forth in Section 2.06(b)(vii).

                  (xii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.08. Interest. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance plus
         (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (iii) Local Rate Advances. During such periods as such Advance is a Local Rate Advance, a rate per annum equal at all times to the sum of (A) the Local Rate in effect from time to time plus (B) the Applicable Margin for Local Rate Advances in effect from time to time, payable in arrears quarterly on the first day of each October, January, April and July during such periods and on the date such Local Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing by it to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i), (a)(ii) or
(a)(iii) above and, in all other cases, on Base Rate Advances pursuant to clause
(a)(i) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.10 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the applicable Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

                  (d) Interest Rate Determination. (i) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the

Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                  (ii) If fewer than two Reference Banks are able to furnish timely information to the Administrative Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances,

                  (A) the Administrative Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

                  (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advance is denominated in Dollars, be prepaid by the Company or be automatically Converted into a Base Rate Advance and (2) if such Eurocurrency Rate Advance is denominated in any Foreign Currency, be prepaid by the Foreign Borrowers or be automatically Converted into a Local Rate Advance of such Foreign Currency (or if such Advance is then a Base Rate Advance or a Local Rate Advance, will continue as a Base Rate Advance or a Local Rate Advance), and

                  (C) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) BA Rate Determination. (i) If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, the Canadian
Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining the BA Rate.

                  (ii) If the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, and the Canadian Reference Lender is not able to furnish timely information to the Administrative Agent for determining the BA Rate for any Bankers' Acceptances,

                  (A) the Administrative Agent shall forthwith notify the Canadian Borrower and the Lenders that the interest rate cannot be determined for such Bankers' Acceptances, and

                  (B) the obligation of the Lenders to make, or to renew, Bankers' Acceptances shall be suspended until the Administrative Agent shall notify the Canadian Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (f) Interest Act (Canada). Whenever a rate of interest hereunder is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

                  (g) Nominal Rates; No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

                  (h) Interest Paid by the Canadian Borrower. Notwithstanding any provision of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada)) payable by the Canadian Borrower under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in the Section) under this Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that Section) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Canadian Borrower and the Lenders and the amount of such payment or collection shall be refunded to the Canadian Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lenders will be prima facie evidence of such rate.

                  SECTION 2.09. Fees. (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter monthly on the first day of each month, commencing August 1, 1998, and on the Termination Date, at the rate of the Applicable Percentage on the average daily unused portion of each Appropriate Lender's Delayed Draw Commitment and its Unused Multicurrency Commitment and on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such month; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the first day of each March, June, September and December, commencing September 1, 1998, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate of the Applicable Margin for Letter of Credit fees.

                  (ii) The Company shall pay to each Issuing Bank, for its own account, such commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Company and such Issuing Bank shall agree.

                  (c) Agents' Fees. The Company shall pay to each Agent for its own account such fees as may from time to time be agreed between the Company and such Agent.

                  (d) Drawing Fees. The Canadian Borrower shall, on the date of each Drawing and on the date of each renewal of any outstanding Bankers' Acceptances, pay to the Administrative Agent, in Canadian Dollars, for the ratable account of the Multicurrency Lenders accepting Drafts and purchasing Bankers' Acceptances, the Drawing Fee with respect to such Bankers' Acceptances. The Canadian Borrower irrevocably authorizes each such Lender to deduct the Drawing Fee payable with respect to each Bankers' Acceptance of such Lender from the Drawing Purchase Price payable by such Lender in respect of such Bankers' Acceptance in accordance with Section 2.04 and to apply such amount so withheld to the payment of such Drawing Fee for the account of the Canadian Borrower and, to the extent such Drawing Fee is so withheld and legally permitted to be so applied, the Canadian Borrower's obligations under the preceding sentence in respect of such Drawing Fee shall be satisfied.

                  SECTION 2.10. Conversion of Advances. (a) Optional. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances or Local Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances and shall not change the currency in which such Advances are denominated, any Conversion of Base Rate Advances or Local Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, in the case of Term A Borrowings and Term B Borrowings or $2,500,000, in the case of Revolving Credit Borrowings, Multicurrency Borrowings and Delayed Draw
Borrowings, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Foreign Currency, be Converted into Local Rate Advances of such Foreign Currency.

                  (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Foreign Currency, be Converted into a Local Rate Advance of such Foreign Currency.

                  (iii) Upon the occurrence and during the continuance of any Default, (A) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in a Foreign Currency, be Converted into a Local Rate Advance of such Foreign Currency and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances and the obligation of the Multicurrency Lenders to create or renew Bankers' Acceptances shall be suspended.

                  SECTION 2.11. Renewal and Conversion of Bankers'  Acceptances.
(a) Optional Renewal. The Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on a Business Day at least two Business Days prior to the date of the proposed renewal and subject to the provisions of Section 2.12, renew all or any portion of the Bankers' Acceptances comprising part of the same Drawing; provided, however, that:

                  (i) any renewal of Bankers' Acceptances shall be made only on the then existing Maturity Date for such Bankers' Acceptances;

                  (ii) each renewal of Bankers' Acceptances comprising part of the same Drawing shall be made ratably among the Multicurrency Lenders holding such Bankers' Acceptances in accordance with the respective amount of such Bankers' Acceptances so held; and

                  (iii) no renewal of any Bankers' Acceptance may be made at any time that a Default has occurred and is continuing.

Each such notice of renewal shall, within the restrictions set forth above, specify (A) the date of such renewal (which shall be the then existing Maturity Date of such Bankers' Acceptances and shall be a Business Day), (B) the Bankers' Acceptances to be renewed, (C) if less than all of the Bankers' Acceptances comprising part of any Drawing are to be renewed, the aggregate Face Amount for such renewal and (D) the term to maturity of the renewed Bankers' Acceptances (which shall comply with the definition of "Maturity Date" in Section 1.01); provided, however, that, if the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Canadian Borrower) that the Bankers' Acceptances cannot, due solely to the requested aggregate Face Amount thereof, be renewed ratably by the Multicurrency Lenders, the aggregate Face Amount of such renewal (or the Face Amount of Bankers' Acceptances to be created by any Multicurrency Lender) shall be reduced to such lesser amount as the Administrative Agent determines will permit such renewal to be so made and each Multicurrency Lender shall fund the difference between such Lender's ratable portion of the original aggregate Face Amount of such renewal and the Face Amount of the Bankers' Acceptances to be created by such Lender after giving effect to such reduction in the form of a Canadian Prime Rate Advance, which shall be deemed for all purposes hereof to be a Multicurrency Advance made pursuant to Section 2.01(d). Each notice of renewal under this Section 2.11(a) shall be irrevocable and binding on the Canadian Borrower. Upon any renewal of Bankers' Acceptances comprising part of any Drawing in accordance with this
Section 2.11(a), the Multicurrency Lenders holding the Bankers' Acceptances to be renewed shall exchange such maturing Bankers' Acceptances for new Bankers' Acceptances containing the terms set forth in the applicable notice of renewal, and the Drawing Purchase Price payable for each such renewal shall be applied, together with other funds, if necessary, available to the Canadian Borrower, to reimburse the Bankers' Acceptances otherwise maturing on such date in accordance with Section 2.05(e). The Canadian Borrower hereby irrevocably authorizes and directs each Multicurrency Lender to apply the proceeds of each renewed Bankers' Acceptance owing to it to the reimbursement, in accordance with this Section 2.11(a), of the Bankers' Acceptances owing to such Multicurrency Lender and maturing on such date.

                  (b) Optional Conversion. The Canadian Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (Toronto time) on a Business Day at least two Canadian Business Days prior to the date of the proposed Conversion and subject to the provisions of Section 2.12, Convert all or any portion of the Bankers'

Acceptances comprising part of the same Drawing to a Multicurrency Borrowing comprised of Canadian Prime Rate Advances; provided, however, that:

                  (i) any Conversion of Bankers' Acceptances shall be made only on the then existing Maturity Date for such Bankers' Acceptances;

                  (ii) each Conversion of Bankers' Acceptances comprising part of the same Drawing shall be made ratably among the Multicurrency Lenders holding such Bankers' Acceptances in accordance with the respective amounts of such Bankers' Acceptances so held; and

                  (iii) no Conversion may be made if (A) the amount of the Advance to be made by any Multicurrency Lender in connection with such Conversion would exceed such Multicurrency Lender's Unused Multicurrency Commitment in effect at the time of such Conversion, or
         (B) after giving effect to such Conversion, the sum of the aggregate principal amount of outstanding Multicurrency Advances plus the aggregate Face Amount of Bankers' Acceptances then outstanding would exceed the Multicurrency Facility.

Each such notice of Conversion shall, within the restrictions set forth above, specify (A) the date of such Conversion (which shall be the then existing Maturity Date of such Bankers' Acceptances and shall be a Business Day), (B) the Bankers' Acceptances to be Converted and (C) if less than all of the Bankers' Acceptances comprising part of any Drawing are to be Converted, the aggregate Face Amount of such Conversion. Each notice of Conversion under this Section 2.11(b) shall be irrevocable and binding on the Canadian Borrower. Upon any Conversion of Bankers' Acceptances comprising part of the same Drawing in accordance with this Section 2.11(b), the obligation of the Canadian Borrower to reimburse the Lenders under Section 2.13 in respect of the Bankers' Acceptances otherwise maturing on such date shall, to the extent of such Conversion, be Converted to an obligation to reimburse the Lenders making the Multicurrency Advances made in respect of such maturing Bankers' Acceptances on such date ratably in accordance with the amount of the Advances held by such Lender at the time of reimbursement. The Canadian Borrower hereby irrevocably authorizes and directs each Multicurrency Lender to apply the net proceeds of each Canadian Prime Rate Advance made by such Lender pursuant to this Section 2.11(b) to the reimbursement of the Bankers' Acceptances owing to such Lender and maturing on such date.

                  (c) Mandatory Conversion. If any Default shall have occurred and be continuing or if the Canadian Borrower shall fail (i) to deliver a properly completed notice of renewal under Section 2.11(a) or a properly completed notice of Conversion under Section 2.11(b) indicating its intention to renew or to Convert any maturing Bankers' Acceptances or (ii) to reimburse the Multicurrency Lenders for any Bankers' Acceptances comprising part of the same Drawing pursuant to Section 2.05, the Administrative Agent will forthwith so notify the

Canadian Borrower and the Multicurrency Lenders, whereupon each such Bankers' Acceptance will automatically, on the then existing Maturity Date of such Bankers' Acceptances, Convert into a Canadian Prime Rate Advance.

                  SECTION 2.12. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be:

                  (A) any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurocurrency Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit;

                  (B) any increase in the cost to any Lender Party of agreeing to perform or of performing its obligations under this Agreement under or in respect of Bankers' Acceptances; or

                  (C) any reduction in any amount payable to, or any increase in any payment required to be made by, or any forgiveness or reduction of effective return to, any Lender Party under this Agreement under or in respect of any Bankers' Acceptances

(excluding, for purposes of this Section 2.12, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then each of the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost attributable to such Borrower. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend, to accept, purchase and discount Bankers' Acceptances or to issue or participate in Letters of Credit hereunder and other commitments of such type or the purchase or acceptance and maintenance of Bankers'

Acceptances or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend, to accept, purchase and discount Bankers' Acceptances or to issue or participate in Letters of Credit hereunder or the purchase or acceptance and maintenance of Bankers' Acceptances or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurocurrency Rate Advances under any Facility, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making or Conversion of a Borrowing in sufficient amounts to fund their respective Multicurrency Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Appropriate Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Foreign Currency, either (x) prepay such Advances or (y) Convert such Advances into Local Rate Advances of such Foreign Currency and (B) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the applicable Borrower and the Appropriate Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable, the applicable Foreign Borrower may elect, by notice to the Administrative Agent and the Multicurrency Lenders, to continue such Multicurrency Advances in such Foreign Currency for Interest Periods of not longer than one month, which Multicurrency Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin plus, for each Multicurrency Lender, the cost to such Multicurrency Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each Multicurrency Lender shall certify its cost of funds for each Interest Period to the Administrative Agent and the applicable Foreign Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Foreign Currency or to continue to fund or maintain Eurocurrency Rate Advances in Dollars or any Foreign Currency hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurocurrency Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand,
(A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance, and (B) if such Eurocurrency Rate Advance is denominated in any Foreign Currency, be Converted into a Local Rate Advance of such Foreign Currency, and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (e) Notwithstanding any other provision of this Agreement, if the introduction of or any change in the interpretation of any law or regulation (including, without limitation, any change in acceptance limits imposed on any Lender) shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Multicurrency Lender or any of their respective BA Lending Offices to perform its obligations hereunder to complete and accept Drafts, to purchase Bankers' Acceptances or to continue to fund or maintain Bankers' Acceptances hereunder, then, upon notice thereof and demand therefor by such Multicurrency Lender to the Canadian Borrower through the Administrative Agent (i) an amount equal to the aggregate Face Amount of all Bankers' Acceptances outstanding at such time held by such Multicurrency Lender shall, upon such demand (which shall only be made if deemed necessary by the applicable Lender to comply with applicable law), be deposited by the Canadian Borrower into the Canadian Cash Collateral Account until the Maturity Date of each such Bankers' Acceptance, (ii) upon the Maturity Date of any Bankers' Acceptance in respect of which any such deposit has been made, the Administrative Agent shall be, and hereby is, authorized (without notice to or any further action by the Canadian Borrower) to apply, or to direct the Administrative Agent to apply, such amount (or the applicable portion thereof) to the reimbursement of such Bankers' Acceptance and (iii) the obligation of the Multicurrency Lenders to complete and accept Drafts and/or to purchase Bankers' Acceptances shall be suspended until the Administrative Agent shall notify the Canadian Borrower that such Multicurrency Lender has determined that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.17), except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than

11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the applicable Administrative Agent's Account in same day funds, with payments received after such time being deemed to have been received on the next succeeding Business Day. The Foreign Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency and Bankers' Acceptances, not later than 11:00 A.M. (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the applicable Administrative Agent in same day funds, by deposit of such funds to the applicable Administrative Agent's Account in same day funds, with payments received by the Administrative Agent or such Sub-Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due.

                  (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice) and all computations of interest based on the BA Rate shall be made by the Administrative Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes or in respect of Bankers' Acceptances shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent at, (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Foreign Currencies.

                  (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances, the Face Amount of all outstanding Bankers' Acceptances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  SECTION 2.14. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes or in respect of any Bankers' Acceptances shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or in respect of any Bankers' Acceptances being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Bankers' Acceptances to any Lender Party or any Agent or, if the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or in respect of any Bankers' Acceptances to any Lender Party, (i) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make all such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any present or future stamp, documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or in respect of any Bankers' Acceptances or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement , the Notes, any Letters of Credit or any Bankers' Acceptances (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder, under the Notes, in respect of any Letters of Credit or in respect of any Bankers' Acceptances by or on behalf of such Borrower through an account or branch outside the United States, the United Kingdom and Canada or by or on behalf of such Borrower by a payor that is not a United States person or a corporation organized under the laws of the United Kingdom or Canada, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this
Section 2.14, the terms "United

States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by any Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Company with any form or certificate that is required by any taxing authority, including, if applicable, two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of Home Jurisdiction Withholding Taxes (as defined below) on payments pursuant to this Agreement or the Notes or in respect of any Bankers' Acceptances or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection
(a) of this Section 2.14 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

                  "Home Jurisdiction Withholding Taxes" means (a) in the case of the Company, withholding taxes imposed by the United States, (b) in the case of HHEL and Rigby, withholding taxes imposed by the United Kingdom, (c) in the case of the Canadian Borrower, withholding taxes imposed by Canada and (d) in the case of Danmark, withholding taxes imposed by Denmark.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrowers with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) of this Section 2.14 with respect to Taxes imposed by the United States, the United Kingdom or Canada by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Each Lender Party shall promptly upon the request of the Administrative Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities or to the Administrative Agent), of the kind prescribed in regulations promulgated under Section 118H of the U.K. Income and Corporation Taxes Act of 1988 (and any statements published by the Inland Revenue relating thereto and having general application) and consistent with such Lender Party's legal and regulatory restrictions, reasonably requested by the Administrative Agent, and the Administrative Agent shall upon reasonable request from any Foreign Borrower make such request of each Lender Party and shall itself (consistent with the Administrative Agent's legal and regulatory restrictions), to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom under Section 118H of the U.K. Income and Corporation Taxes Act of 1988 in relation to any amounts payable under this Agreement.

                  (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.14 agrees to use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and Bankers'

Acceptances at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and Bankers' Acceptances at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes and Bankers' Acceptances at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and Bankers' Acceptances at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and Bankers' Acceptances at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and Bankers' Acceptances at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such an interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such an interest or participating interest, as the case may be.

                  SECTION 2.16. Use of Proceeds. The proceeds of the Advances, Bankers' Acceptances and issuances of Letters of Credit shall be available (and each Borrower agrees that it shall use such proceeds and Letters of Credit) solely to pay transaction fees and expenses, refinance certain Existing Debt of the Company, provide working capital for the Company and its Subsidiaries and for other general corporate purposes permitted by this Agreement.

                  SECTION 2.17. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, any Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance or a Local Rate Advance, as the case may be, and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurocurrency Rate Advances or Bankers' Acceptances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by any Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.17.

                  (b) In the event that,  at any one time,  (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) any Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the
Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the applicable Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to the Agents, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Banks and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Banks and such Swing Line Bank; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the applicable Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.17.

                  (c) In the event that,  at any one time,  (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) any Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first,  to the Agents for any amounts then due and payable
         by  such  Defaulting  Lender  to  the  Agents  hereunder,   ratably  in
         accordance with such amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Banks and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Banks and such Swing Line Bank;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to the applicable Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies that any Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance to any Borrower (other than Danmark) or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes  (other than the Notes made by Danmark)
                  payable to the order of the Lenders.

                           (ii) A security  agreement in substantially  the form
                  of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                                    (A)  certificates  representing  the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                    (B) acknowledgment copies or stamped receipt
                           copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C)  completed   requests  for  information,
                           dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                                    (D) evidence of the  completion of all other
                           recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (E)  evidence of the  insurance  required by
                           the terms of the Security Agreement,

                                    (F)  copies  of  the   Assigned   Agreements
                           referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                                    (G) the Pledged Account Letters  referred to
                           in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                                    (H) evidence  that all other action that the
                           Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                           (iii) A guaranty in substantially the form of Exhibit
                  E hereto (together with each other guaranty and guaranty supplement delivered by a Domestic Subsidiary pursuant to
                  Section  5.01(j),  in each  case  as  amended,  the  "Domestic
                  Subsidiary Guaranty"), duly executed by each Domestic Subsidiary Guarantor and a guaranty in substantially the form of Exhibit F hereto (together with each other guaranty and guaranty supplement delivered by a Foreign Subsidiary pursuant to Section 5.01(j), in each case as amended, the "Foreign Subsidiary Guaranty") duly executed by each Foreign Subsidiary Guarantor.

                           (iv) Deeds of trust,  trust  deeds and  mortgages  in
                  substantially the form of Exhibit G hereto and covering the properties designated by an asterisk (*) and listed on
                  Schedule 4.01(w) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                                    (A)  evidence  that   counterparts   of  the
                           Mortgages have been duly recorded or delivered for recording to the Company's title company on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                                    (B)   fully   paid   American   Land   Title
                           Association Lender's Extended Coverage (or equivalent) title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent (which amount shall not exceed the greater of the amount of the Lien or the fair market value of the property, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all material defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                                    (C) the  Assignments  of  Leases  and  Rents
                           referred to in the Mortgages, duly executed by the appropriate Loan Party,

                                    (D)  evidence of the  insurance  required by
                           the terms of the Mortgages, and

                                    (E) evidence  that all other action that the
                           Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (v) A Canadian  security  agreement in  substantially
                  the form of Exhibit H hereto (together with each other Canadian security agreement and Canadian security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Canadian Security Agreement"), duly executed by each Loan Party organized under the laws of Canada, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Canadian Security Agreement has been taken.

                           (vi) A deed of charge,  in substantially  the form of
                  Exhibit I-1 (as amended, supplemented or otherwise modified in accordance with its terms, the "Deed of Charge"), duly executed by each of Handy & Harman UK Holdings Limited, HHEL and Rigby, and a deed of charge over shares, in substantially the form of Exhibit I-2 (as amended, supplemented or otherwise modified in accordance with its terms, the "Deed of Charge over Shares"), duly executed by Handy & Harman International, Ltd. together with evidence that all actions that may be necessary or desirable in order to improve, maintain, perfect and protect the security intended to be created by or pursuant to the Deed of Charge and the Deed of Charge over Shares, respectively, have been taken.

                           (vii) Certified copies of the resolutions of the Board of Directors of each Loan Party (other than Danmark) approving the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

                           (viii) A copy of a certificate of the applicable regulatory authority of the jurisdiction of incorporation of each Loan Party (other than Danmark), dated reasonably near the date of the Initial Extension of Credit, certifying (to the extent applicable) (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation.

                           (ix) A copy of a certificate of the applicable regulatory authority of each jurisdiction listed on Schedule 3.01(a)(ix), dated reasonably near the date of the Initial Extension of Credit, stating (to the extent applicable) that each Loan Party is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

                           (x) A  certificate  of each Loan  Party  (other  than
                  Danmark), signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the certificate referred to in Section 3.01(a)(viii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (xi) A  certificate  of the Secretary or an Assistant
                  Secretary of each Loan Party (other than Danmark) certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (xii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                           (xiii) Certificates, in substantially the form of Exhibit J hereto, attesting to the Solvency of each Loan Party before and after giving effect to and the transactions contemplated by the Transaction Documents, from a Designated Officer of such Loan Party.

                           (xiv) Such financial,  business and other information
                  regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1995, December 31, 1996 and December 31, 1997, interim financial statements dated as of March 31, 1998, pro forma financial statements as to the Company as at June 30, 1998 in the form of the forecasts delivered pursuant to this clause (xiv) and forecasts prepared by management of the Company, in form and substance satisfactory to the Lender Parties, giving effect to the transactions contemplated by the Transaction Documents, the acquisition of the Company by WHX Corporation and the precious metals dividend contemplated by Section 5.02(g)(i)(B), of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date.

                           (xv) A letter, in form and substance  satisfactory to
                  the Administrative Agent, from the Company to KPMG Peat Marwick LLP, its independent certified public accountants, advising such accountants that the Agents and the Lender Parties have been authorized to exercise all rights of the Company to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Company and its Subsidiaries and directing such accountants to comply with any reasonable request of any Agent or any Lender Party for such information.

                           (xvi)  Evidence of  insurance  naming the  Collateral
                  Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

                           (xvii)   A Borrowing Base Certificate.

                           (xviii) A favorable  opinion of Olshan Grundman Frome
                  & Rosenzweig LLP, counsel for the Loan Parties, in substantially the form of Exhibit K hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xix) A favorable  opinion of each of the counsel set
                  forth on Schedule 3.01(a)(xix), local counsel to the Loan Parties in each of the jurisdictions set forth on such Schedule, in substantially the form of Exhibit L hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xx) A  favorable  opinion of  Shearman  &  Sterling,
                  counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of the Company and each of its Subsidiaries the capital stock of which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of capital stock or other equity interest of the Company and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                  (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                  (d) Before giving effect to and the transactions contemplated by the Transaction Documents, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole since December 31, 1997.

                  (e)  There  shall  exist  no  action,   suit,   investigation,
         litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

                  (f) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the transactions contemplated by the Transaction Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (g) The Lender Parties shall have completed a due diligence investigation of the Company and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have requested.

                  (h) The Company shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent).

                  (i) The Total Leverage Ratio shall not exceed 4.50:1.00.

                  SECTION 3.02. Conditions Precedent to Initial Borrowing by Danmark. The obligation of each Multicurrency Lender to make an Advance to Danmark shall be effective on and as of the date (the "Danmark Effective Date") on which the Administrative Agent shall have received on or before such date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Multicurrency Lender:

                           (i) A Danish security agreement in form and substance
                  reasonably satisfactory to the Administrative Agent (together with each other Danish security agreement and Danish security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Danish Security Agreement"), duly executed by each Loan Party organized under the laws of Denmark, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Danish Security Agreement has been taken.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of Danmark approving the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

                           (iii) A copy of a certificate of the applicable regulatory authority of the jurisdiction of incorporation of Danmark, dated reasonably near the Danmark Effective Date, certifying (to the extent applicable) (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation.

                           (iv) A  certificate  of Danmark,  signed on behalf of
                  such Loan Party by its President, a Vice President or a director and its Secretary, any Assistant Secretary or any other director, dated the Danmark Effective Date (the statements made in which certificate shall be true on and as of the Danmark Effective Date), certifying as to (A) the absence of any amendments to the charter of such Loan

                  Party since the date of the certificate referred to in Section 3.02(iii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.02(ii) were adopted and on the date of the initial Advance to Danmark, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Danmark Effective and (E) the absence of any event occurring and continuing that constitutes a Default.

                           (v) A  certificate  of the  Secretary or an Assistant
                  Secretary of Danmark certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (vi) A  favorable  opinion  of  Nielsen  &  Koch  Law
                  Office, counsel for the Loan Parties in Denmark, in form and substance reasonably satisfactory to the Administrative Agent and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (vii) A favorable  opinion of Olshan Grundman Frome &
                  Rosenzweig LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Borrowing, Drawing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance or to purchase, accept or renew a Bankers' Acceptance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Company to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, Drawing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Drawing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing, Drawing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing, Drawing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, Drawing or issuance or renewal, in which case as of such specific date;

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing, Drawing or issuance or renewal or from the application of the proceeds therefrom;

                  (iii) for each Multicurrency Advance, Revolving Credit Advance or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Multicurrency Advances plus Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively; and

                  (iv) for each Delayed Draw Advance, before and after giving effect to such Borrowing, the Total Leverage Ratio shall not exceed 4.00:1.00 and the amount of the aggregate principal amounts of Delayed Draw Borrowings shall not exceed the amount of Investments permitted under Section 5.02(f)(viii) immediately prior to such Delayed Draw Advance.

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing or a Drawing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing or Drawing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Each Loan Party and each of its  Subsidiaries  (other than
         Inactive Subsidiaries) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Company has been validly issued, is fully paid and non-assessable and is owned by WHX Corporation free and clear of all Liens.

                  (b) Set forth on  Schedule  4.01(b)  hereto is a complete  and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of each Loan Party's Subsidiaries (other than Inactive Subsidiaries) has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture or mortgage or any material contract, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

                  (d) Other than the filings contemplated to be made pursuant to
         Section 3.01, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                  (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

                  (g) The  Consolidated  balance  sheets of the  Company and its
         Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of KPMG Peat Marwick, independent public accountants, and the Consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1998, and the related Consolidated statements of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the six months then ended, duly certified by a Designated Officer of the Company, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at June 30, 1998, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1997, there has been no Material Adverse Change.

                  (h) The Consolidated pro forma balance sheets of the Company and its Subsidiaries as at June 30, 1998, and the related Consolidated pro forma statements of income and cash flows of the Company and its Subsidiaries for the six months then ended, certified by a Designated Officer of the Company, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Company and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Company and its Subsidiaries for the period ended on such date, in each case giving effect to the transactions contemplated by the Transaction Documents, the acquisition of the Company by WHX Corporation and the precious metals dividend contemplated by Section 5.02(g)(i)(B), all in accordance with GAAP.

                  (i) The Consolidated and, as to the five business segments of the Company, consolidating, forecasted balance sheets, statements of income and statements of cash flows of the Company and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xiv) or
         5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's best estimate of its future financial performance (it being understood that the Company can give no assurance that future performance will equal the forecasts or that the results of operations will not differ substantially therefrom).

                  (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (k) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance, any Drawing or



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                                       91

         drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

                  (n) After giving effect to the filings contemplated to be made pursuant to Section 3.01, the Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $4,000,000 to any Multiemployer Plan.

                  (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (q) (i) Except as otherwise set forth on Part I of Schedule 4.01(q) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material
         Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) Except as otherwise set forth on Part II of Schedule 4.01(q) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best of its knowledge, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except as would not be reasonably expected to result in a liability in excess of $250,000 in any Fiscal Year.

                  (iii) Except as otherwise set forth on Part III of Schedule 4.01(q) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries that would be material to the Company and its Subsidiaries taken as a whole.

                  (r) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes, together with applicable interest and penalties, shown thereon to be due.

                  (ii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

                  (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder other than Debt in the aggregate principal amount not exceeding $100,000.

                  (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor other than Debt in the aggregate principal amount not exceeding $100,000.

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets subject thereto other than Liens covering property with a fair market value in the aggregate not exceeding $100,000.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries (other than Inactive Subsidiaries), showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof other than real property with a fair market value in the aggregate not exceeding $100,000. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries (other than Inactive Subsidiaries) is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof other than leases with annual rental payments in the aggregate not exceeding $100,000. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof other than Investments with a fair market value in the aggregate not exceeding $100,000.

                  (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries required in the operation of its business, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (aa) The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those materially affected by suppliers, vendors and customers) that could be materially adversely affected by the

         "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) used its reasonable efforts to develop a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications that are material to its and its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, each Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that (x) is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors or (y) to the extent that the aggregate of all such taxes, charges or claims do not exceed $100,000.

                  (c) Compliance with Environmental Laws. (i) Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and
         (ii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in the case of each of the foregoing clauses (i) and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that such Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither any Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Company and its Subsidiaries taken as a whole or the Lender Parties.

                  (f) Visitation Rights. At any reasonable time and from time to time with prior notice to the Company (other than during the continuance of a Default), permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such

         Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are then used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate except that, so long as no Default shall have occurred and be continuing at the time of any payment described below or would result therefrom:

                           (i) the Company may pay management fees to WHX or its
                  Affiliates not in excess of $1,000,000 in any Fiscal Year in accordance with the Management Agreement,

                           (ii) the Company and its Subsidiaries may make payments in accordance with the Tax Agreement provided that both before and after giving effect to such payments the Senior Leverage Ratio shall not be greater than 4.50:1.00,

                           (iii) the Company and its  Subsidiaries  may pay fees
                  to their respective directors,

                           (iv) the Company and its  Subsidiaries  may each make
                  pension  plan  contribution   payments  in  respect  of  their
                  proportionate share of the cost of such contributions under the relevant plans,

                           (v) the Company may pay dividends to WHX  Corporation
                  or its wholly-owned Subsidiaries permitted by Section 5.02(g),

                           (vi) the  Company  and its  Subsidiaries  may  prepay
                  Subordinated Debt as permitted by section 5.02(k), and

                           (vii) other transactions with Affiliates to the extent not included in (i) through (vi) above provided that the amounts payable by the Loan Parties in connection with such transactions shall not in the aggregate exceed $1,000,000 in any Fiscal Year.

                  (j) Covenant to Guarantee Obligations and Give Security.  Upon
         (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party other than an Inactive Subsidiary or (z) the acquisition of any property (including, without limitation, any interest in joint ventures) by any Loan Party, other than property that, in the judgment of the Collateral Agent, shall not be material or shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then such Borrower shall, in each case at such Borrower's expense:

                           (i) in connection  with the formation or  acquisition
                  of a Subsidiary other than an Inactive Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' (in the case of the formation or acquisition of a Domestic Subsidiary) or the Foreign (other than any such liabilities in respect of renewals or replacements of existing leases in amounts not in excess of those payable under existing leases) Borrowers' and Foreign Subsidiaries' (in the case of the formation or acquisition of a Foreign Subsidiary) obligations under the Loan Documents,

                           (ii) within 10 days after such request,  formation or
                  acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

                           (iii) within 15 days after such request, formation or
                  acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                           (iv) within 30 days after such request,  formation or
                  acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial

                  Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                           (v) within 60 days after such  request,  formation or
                  acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                           (vi) as promptly as  practicable  after such request,
                  formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral
                  Agent with  respect to each parcel of real  property  owned or held by the entity that is the subject of such request, formation or acquisition, such title reports, as the Collateral Agent may request, in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received title reports, surveys and engineering, soils and other reports, and environmental assessment reports with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                           (vii) upon the occurrence and during the  continuance
                  of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                           (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by the Collateral Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Collateral Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

                  (m) Preparation of Environmental Reports. At the request of the Administrative Agent or the Collateral Agent from time to time after the occurrence and during the continuance of a Default, provide to the Lender Parties within 60 days after such request, at the expense of the Company, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  (o) Cash Concentration Accounts. Maintain, and cause each of its Subsidiaries to maintain, main cash concentration accounts with The Bank of New York or one or more banks acceptable to the Collateral
         Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

                  (p) Interest Rate Hedging. Enter into prior to September 30, 1998, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than $125,000,000 and providing for such Persons to make payments thereunder for a period of no less than three years to the extent of increases in interest rates based on greater than 1.5% above the weighted average Eurocurrency Rate for $1,000,000 for an Interest Period of three months on the date thereof.

                  (q) Conditions Subsequent. (i) Deliver to the Administrative Agent on or before September 30, 1998 American Land Title Association form surveys, dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies described in Section 3.01(a)(iv) in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent.

                           (ii) Deliver to the Administrative Agent on or before August 31, 1998 the Pledged Account Letters referred to in the Security Agreement, duly executed by the Pledged Account Bank referred to in the Security Agreement or, if the Company is unable to deliver such Pledged Account Letter on or before August 31, 1998, on or before November 30, 1998, transfer the Pledged Account to another financial institution and deliver to the Administrative Agent a Pledged Account Letter from such other financial institution.

                           (iii) Deliver to the Administrative Agent on or before August 31, 1998 evidence that the Articles of Association of HHEL, Rigby and Handy & Harman UK Holdings Limited have been amended in a manner satisfactory to the Administrative Agent and that such amendments have been filed with the Registrar of Companies in England and Wales.

                           (iv) Deliver to the Administrative Agent on or before September 30, 1998 a Schedule setting forth the book and estimated fair value of each parcel of real property listed on Schedule 4.01(w).

                           (v) Deliver to the Administrative Agent (A) on or before August 31, 1998 (1) evidence that the precious metals and the commodity contracts have been deposited into separate accounts at one or more securities intermediary and (2) a copy of a securities account notification and control agreement and a copy of a commodity account notification and control agreement, each in form and substance reasonably satisfactory to the Administrative Agent and executed by Merrill Lynch or (B) if the Company is unable to deliver such agreements on or before August 31, 1998, deliver to the Administrative Agent on or before October 31, 1998 evidence that the precious metals and the commodities contracts have been transferred to another securities intermediary and a securities account notification and control agreement and a commodity account notification and control agreement in form and substance reasonably satisfactory to the Administrative Agent and executed by such other securities intermediary.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, no Borrower will, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or similar legislation of any jurisdiction, a financing statement that names such Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens;

                           (iii) Liens existing on the date hereof and described
                  on Schedule 4.01(v) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by such Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition or at the time the Person owning such property or equipment became a Subsidiary (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under
                  Section 5.02(b)(iii)(B) at any time outstanding;

                           (v) Liens  arising  in  connection  with  Capitalized
                  Leases permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vi) Liens arising in connection with a Precious Metals Leasing as contemplated by the Intercreditor Agreement;

                           (vii) other Liens  securing  Debt  outstanding  in an
                  aggregate principal amount not to exceed $10,000,000, provided that no such Lien shall extend to or cover any Collateral;

                           (viii) the  replacement,  extension or renewal of any
                  Lien permitted by clauses (iii) and (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

                           (ix) Liens securing the performance of bids, tenders,
                  leases, contracts (other than for the repayment of borrowed currency), statutory obligations, surety and appeal bonds and other obligation of like nature, incurred in the ordinary course of business, and judgment liens not constituting a Default under Section 6.01;

                           (x) Zoning restrictions, easements, waiver, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate detract from the value or use of any material property or from the property of the Company and its Subsidiaries taken as a whole; and

                           (xi) Liens incurred in connection  with  transactions
                  of the type described in clause (d) of the definition of Cash Equivalents in an aggregate amount not to exceed $5,000,000.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i)      in the case of the Company:

                                    (A)  Debt in  respect  of  Hedge  Agreements
                           designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate notional amount thereof not to exceed $175,000,000 at any time outstanding;

                                    (B)  Subordinated  Debt maturing at least 12
                           months later than the Final Maturity Date that is issued:

                                            (1)  to  WHX   Corporation   or  its
                                    Subsidiaries on terms  substantially  as set
                                    forth in Exhibit N hereto  for the  purposes
                                    of permitting the Company to comply with the
                                    financial  covenants  set  forth in  Section
                                    5.04;  provided that such  Subordinated Debt
                                    is incurred prior to the date of delivery of
                                    financial  statements  pursuant  to  Section
                                    5.03(b) or (c)  evidencing any Default under
                                    Section  5.04  and  provided  further,  that
                                    before incurring any such Debt, a Designated
                                    Officer of the Company  shall deliver to the
                                    Administrative     Agent    a    certificate
                                    demonstrating compliance, on a pro forma basis after giving effect to the incurrence of any such Debt, with all such covenants as at the end of the immediately preceding fiscal quarter of the Company; or

                                            (2)  to   any   Person   on   terms,
                                    including as to interest and  subordination,
                                    at the time of issuance,  comparable to that
                                    offered in the capital markets  generally to
                                    companies    of    comparable    size    and
                                    creditworthiness;   provided,   that  before
                                    incurring   any  such  Debt,   a  Designated
                                    Officer of the Company  shall deliver to the
                                    Administrative     Agent    a    certificate
                                    demonstrating compliance, on a pro forma basis after giving effect to the incurrence of any such Debt, with the Senior Leverage Ratio and the Total Leverage Ratio as at the end of the immediately preceding fiscal quarter of the Company;

                           (ii) in the case of any  Subsidiary  of the  Company,
                  Debt owed to the Company or to a wholly owned Subsidiary of the Company, provided that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                           (iii)   in  the   case   of  the   Company   and  its
                  Subsidiaries:

                                    (A)     Debt under the Loan Documents;

                                    (B)  Debt  secured  by  Liens  permitted  by
                           Section 5.02(a)(iv) not to exceed in the aggregate $10,000,000 at any time outstanding;

                                    (C) Capitalized  Leases not to exceed in the
                           aggregate $10,000,000 at any time outstanding;

                                    (D)  the  Surviving   Debt,   and  any  Debt
                           extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt included in Part I of Schedule 4.01(u), provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are not otherwise prohibited by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing;

                                    (E)  Debt  of  any  Person  that  becomes  a
                           Subsidiary of the Company after the date hereof in accordance with the terms of Section 5.02(f) that is existing at the time such Person becomes a Subsidiary of the Company (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Company);

                                    (F) Letters of Credit issued for the account
                           of any Foreign Subsidiary of the Company to support obligations in respect of value added taxes, in an aggregate available amount of such letters of credit plus reimbursement obligations thereunder not to exceed $7,500,000 at any time outstanding;

                                    (G)  Debt in  respect  of  Hedge  Agreements
                           designed to hedge against fluctuations in foreign exchange rates or commodity prices incurred in the ordinary course of business and consistent with prudent business practice;

                                    (H) Debt  owing to any  Lender in respect of
                           any overdraft facility, cash management service or in connection with any automated clearing house transfers of funds of the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not to exceed $6,500,000;

                                    (I)  Contingent   Obligations   incurred  in
                           connection with transactions permitted under Sections 5.02(d) and 5.02(f)(viii) (other than any such Contingent Obligations created in contemplation of any such transaction);

                                    (J) current liabilities in respect of taxes,
                           assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business;

                                    (K) Debt arising  under  surety,  payment or
                           performance bond reimbursement obligation entered into in the ordinary course of business;

                                    (L)   Debt   arising    under   any   appeal
                           reimbursement bond obligation entered into with respect to any judgment not constituting a Default under Section 6.01;

                                    (M)  Debt   incurred  in   connection   with
                           transactions   described   in   clause   (d)  of  the
                           definition of Cash Equivalents; and

                                    (N) Debt not otherwise  permitted under this
                           Section 5.02(b) in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.

                  (c) Change in Nature of Business. Make, with respect to the Company and its Subsidiaries taken as a whole, any material change in the nature of its business as a diversified manufacturing company.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                           (i) any  Subsidiary  of the Company may merge into or
                  consolidate with the Company or any other Subsidiary of the Company, provided that (A) in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be the Company or a wholly owned Subsidiary of the Company (or, if the merger or consolidation shall relate to two less than wholly owned Subsidiaries of the Company, the surviving Subsidiary shall be owned by the Company to the same or greater extent immediately following such transaction as was owned by the Company immediately prior to such transaction), (B) in the case of any such merger or consolidation to which a Domestic Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Domestic Subsidiary Guarantor, (C) in the case of any merger or consolidation to which one Foreign Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be such Foreign Subsidiary Guarantor (unless the other party is a Domestic Subsidiary Guarantor in which case clause (B) above shall apply and (D) in the case of any such merger or consolidation to which two or more Foreign Subsidiary Guarantors are a party, each such Foreign Subsidiary shall be organized under the laws of one country and the Person formed by such merger or consolidation shall be a Foreign Subsidiary Guarantor organized under the laws of such country;

                           (ii) in  connection  with any  acquisition  permitted
                  under Section 5.02(f), any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Company (or, if the merger or consolidation shall relate to two less than wholly owned Subsidiaries of the Company, the surviving Subsidiary shall be owned by the Company to the same or greater extent immediately following such transaction as was owned by the Company immediately prior to such transaction); and

                           (iii) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause
                  (ii) thereof), any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

         provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                           (i)  sales  or   dispositions  of  Inventory  in  the
                  ordinary course of its business, assets which have become obsolete or assets of Inactive Subsidiaries;

                           (ii)  in a transaction authorized by Section 5.02(d);

                           (iii) sales of assets for fair value in an  aggregate
                  amount not to exceed $90,000,000 from the date hereof, provided that in the case of sales of assets pursuant to this clause (iii), the Company shall prepay the Advances pursuant to, and in the amount, on the date and in the order of priority set forth in Section 2.07(b)(ii)(A), as specified therein;

                           (iv) sales,  leases,  transfers or other dispositions
                  of assets not constituting a sale and leaseback by the Company or any wholly-owned Domestic Subsidiary of the Company to any Foreign Subsidiary of the Company, in an aggregate amount not to exceed $2,500,000, or to the Company or any other wholly-owned Domestic Subsidiary of the Company;

                           (v) sales, leases, transfers or other dispositions of
                  assets not constituting a sale and leaseback by any Foreign Borrower or any wholly-owned Subsidiary of a Foreign Borrower to the Company or any wholly owned Subsidiary of the Company or to any other Foreign Borrower or wholly-owned Subsidiary of a Foreign Borrower;

                           (vi) so long  as no  Default  is  existing  or  would
                  result therefrom, (x) sale of assets for fair value in connection with trade-in for replacements of existing assets and (y) sale and leaseback transactions involving property having a fair market value at the time of such sale and leaseback aggregating not more than $5,000,000 in any Fiscal Year;

                           (vii) sales of assets incurred in connection with transaction of the type described in clause (d) of the definition of Cash Equivalents; and

                           (viii) sales, leases, transfers or other dispositions
                  of assets for cash and for fair value not otherwise permitted by clauses (i)-(vii) above, provided that in the case of sales of assets pursuant to this clause (viii), the Company shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, lease, transfer or disposition, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.07(b)(ii)(B), as specified therein;

         provided that sales and other dispositions of assets made in accordance with clauses (iii) and (viii) above shall be made for not less than 75% cash consideration with the remainder of the consideration to consist of promissory notes or marketable securities for which all actions contemplated by Section 5.01(j) shall be taken.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                           (i) Investments by the Company and its Domestic Subsidiaries in their Domestic Subsidiaries existing on the date hereof and additional Investments in Domestic Subsidiaries;

                           (ii) Investments by the Company and its Subsidiaries in their Foreign Subsidiaries outstanding on the date hereof and additional investments in (except for directors' qualifying shares) wholly owned Foreign Subsidiaries in an aggregate amount invested from the date hereof not to exceed $10,000,000;

                           (iii) loans and advances to employees in the ordinary
                  course of the business of the Company and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                           (iv) Investments by the Company and its Subsidiaries in Cash Equivalents provided that amounts in excess of $5,000,000 shall be held by the Collateral Agent or be subject to a first priority perfected lien in favor or the Collateral Agent;

                           (v) Investments existing on the date hereof and described on Schedule 4.01(y) hereto;

                           (vi) Investments by the Company and its Subsidiaries in Hedge Agreements permitted under Section 5.02(b)(i) or 5.02(b)(iii)(H);

                           (vii) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii); and

                           (viii) other Investments in an aggregate amount invested in connection with joint ventures and newly acquired Subsidiaries; provided that with respect to Investments made under this clause (viii):

                           (1) any newly acquired or organized Subsidiary of the
                  Company or any of its Subsidiaries shall be not less than 80% owned (directly or indirectly) by the Company in the case of any Domestic Subsidiary and not less than 90% owned (directly or indirectly) by the Company in the case of any Foreign Subsidiary;

                           (2)  immediately   before  and  after  giving  effect
                  thereto, no Default shall have occurred and be continuing or would result therefrom;

                           (3) any company or  business  acquired or invested in
                  pursuant  to  this  clause   (viii)  shall  be,   directly  or
                  indirectly, in a basic manufacturing business;

                           (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause
                  (viii), the Company shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of a Designated Officer of the Company delivered to the Lender Parties demonstrating such compliance; provided however, that, notwithstanding the foregoing, the Company and its Subsidiaries may make additional Investments to the extent that such pro forma calculation indicates a Senior Leverage Ratio of not more than 4.00:1.00 and a Total Leverage Ratio of not more than 4.75:1.00; and

                           (5) the Company  and its  Subsidiaries  shall  comply
                  with the requirements of Section 5.01(j); and

                           (ix) Investments in accounts, contract rights, chattel paper (each as defined in the Uniform Commercial
                  Code), notes receivable and similar items arising or acquired in the ordinary course of business.

                  (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Company or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii) or (iii) below or would result therefrom:

                           (i) the Company may (A) declare and pay dividends and
                  distributions payable only in common stock of the Company, (B) on or before July 30, 1999, declare and pay dividends payable in and make distributions of Precious Metal Inventory reflected on Schedule 5.02(g), (C) declare and pay dividends or make other payments required to be made under the Tax Agreement, provided that with respect to any  dividends  declared and paid under this clause
                  (C), both before and after such declaration and payment the Total Leverage Ratio shall not be greater than 4.50:1.00, (D) declare and pay cash dividends in an amount in any Fiscal Year in an amount, together with any payments made pursuant to
                  Section 5.02(k)(iii), that is equal to a percentage of the Excess Cash Flow for the immediately preceding Fiscal Year as follows: (1) if the Total Leverage Ratio as at the time of such declaration is equal to or greater than 4.00:1.00, 12.5% and (2) if the Total Leverage Ratio as at the time of such declaration is less than 4.00:1.00 but equal to or greater than 3.50:1.00, 25%, provided that for the Fiscal Year ending December 31, 1998, such Excess Cash Flow shall be determined for the period from April 13, 1998 through December 31, 1998, and (E) declare and pay cash dividends if the Total Leverage Ratio as at the time of such declaration and after giving effect to such payment under this clause (E) and any payment made pursuant to Section 5.02(k)(iv) is less than 3.50:1.00;

                           (ii) any  Subsidiary  of the  Company may (A) declare
                  and pay cash dividends to the Company, (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Company of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under
                  Section 5.01(f)(i); and

                           (iii) the  Company  and any  Subsidiary  may issue or
                  sell capital stock and/or warrants, rights or options to acquire capital stock (A) to the Company or any other Subsidiary or (B) in connection with transaction permitted by
                  Section 5.02(d) hereof.

         provided, however, the Company may issue or sell capital stock to WHX Corporation or any of its Subsidiaries to permit the Company to comply with the Senior Leverage Ratio or the Total Leverage Ratio, subject to the provisions of Section 6.01(c).

                  (h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (other than Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Company and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $10,000,000 payable in any period of 12 consecutive months in respect of the Precious Metals Leasing and $13,000,000 payable in any period of 12 consecutive months in respect of all other leases.

                  (i) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than changes which could not reasonably be expected to have a Material Adverse Effect.

                  (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) its Fiscal Year.

                  (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Surviving Debt or Subordinated Debt, except (i) refinancings of any Surviving Debt in accordance with Section 5.02(b)(iii)(D), (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, (iii) prepayments of Subordinated Debt in any Fiscal Year in an amount, together with any dividends made pursuant to Section 5.02(g)(i)(D), that is equal to a percentage of the Excess Cash Flow for the immediately preceding Fiscal Year as follows: (1) if the Total Leverage Ratio as at the time of such declaration is equal to or greater than 4.00:1.00, 12.5% and (2) if the Total Leverage Ratio as at the time of such declaration is less than 4.00:1.00 but equal to or greater than 3.50:1.00, 25%, provided that for the Fiscal Year ending December 31, 1998, such Excess Cash Flow shall be determined for the period from April 13, 1998 through December 31, 1998 and (iv) prepayments of Subordinated Debt if the Total Leverage Ratio as at the time of such prepayment and after giving effect to such payment under this clause (iv) and any dividends made pursuant to Section 5.02(g)(i)(E) is less than 3.50:1.00, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing.

                  (l) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder in any material respect or that would impair the rights or interests of any Agent or any Lender Party in any material respect, or permit any of its Subsidiaries to do any of the foregoing.

                  (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except for any such agreement (i) in favor of the Secured Parties or
         (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto or (D) Precious Metals Leasing.

                  (n) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (o) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions other than those incurred in the ordinary course of business and consistent with past practice.

                  (p)  Capital   Expenditures.   Make,  or  permit  any  of  its
         Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.


                       Year Ending In          Amount
                  ======================== =============
                  1998                     $25,000,000
                  ------------------------ -------------
                  1999                     $26,500,000
                  ------------------------ -------------
                  2000                     $28,000,000
                  ------------------------ -------------
                  2001                     $29,500,000
                  ------------------------ -------------
                  2002                     $30,000,000
                  ------------------------ -------------
                  2003                     $30,000,000
                  ------------------------ -------------
                  2004                     $30,000,000
                  ------------------------ -------------
                  2005                     $30,000,000
                  ------------------------ -------------
                  2006                     $30,000,000
                  ------------------------ -------------
         plus, for each Fiscal Year set forth above, an amount equal to 25% of the excess of the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries in such prior year over the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during such prior year.

                  (q) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(viii).

                  (r) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its capital stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Company or any Subsidiary of the Company (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will furnish to the Agents and (except in the case of subsection (o) below) the Lender Parties:

                  (a) Default Notices. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Designated Officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto.

                  (b) Annual Financials. (i) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of nationally recognized standing in the United States acceptable to the Required Lenders,  together with
         (A) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (C) a certificate of a Designated Officer of the Company stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto.
 .
                  (ii) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for WHX Corporation and its Subsidiaries, including therein Consolidated balance sheets of the WHX Corporation and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the WHX Corporation and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PriceWaterhouseCoopers or other independent public accountants of recognized standing acceptable to the Required Lenders, together with a certificate of such accounting firm to the Lender Parties stating that such audit was conducted by such accounting firm in accordance with generally accepted auditing standards.

                  (c) Quarterly Financials. (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Designated Officer of the Company as having been prepared in accordance with GAAP, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a

         Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (ii) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of WHX Corporation and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of WHX Corporation and its
         Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of WHX Corporation and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Designated Officer of the Company as having been prepared in accordance with GAAP.

                  (d) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, Consolidated and, as to the five business segments of the Company, consolidating, forecasted balance sheets, statements of income and statements of cash flows of the Company and its Subsidiaries prepared by management of the Company, in form satisfactory to the Administrative Agent, on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until one year after the Final Maturity Date.

                  (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

                  (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any provincial or national securities exchange.

                  (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the
         Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                  (i) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member aggregating $1,000,000 or more.

                  (j) Tax Certificates. Promptly, and in any event within ten Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or a Designated Officer of the Company, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member has paid to the Internal Revenue Service or other taxing authority, the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Company and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year.

                  (k) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of a Designated Officer of the Company describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
         Section  4010  of  ERISA,  a  copy  of  such  records,   documents  and
         information.

                  (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (l) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Company or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, other than owned or leased property in each case with an aggregate fair market value not exceeding $100,000.

                  (n) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

                  (o) Borrowing Base Certificate. As soon as available and in any event within 20 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by a Designated Officer of the Company.

                  (p) Year 2000 Compliance. Promptly after the Company discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its and its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect, notice of such failure.

                  (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit or Bankers' Acceptance shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will:

                  (a) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Company a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each period set forth below:

        Quarter Ending                        Ratio
====================================== =======================
September 30, 1998                     1.15:1.00
December 31, 1998                      1.15:1.00
-------------------------------------- -----------------------
March 31, 1999                         1.15:1.00
June 30, 1999                          1.15:1.00
September 30, 1999                     1.15:1.00
December 31, 1999                      1.15:1.00
-------------------------------------- -----------------------
March 31, 2000                         1.25:1.00
June 30, 2000                          1.25:1.00
September 30, 2000                     1.25:1.00
December 31, 2000                      1.25:1.00
-------------------------------------- -----------------------
March 31, 2001                         1.35:1.00
June 30, 2001                          1.35:1.00
September 30, 2001                     1.35:1.00
December 31, 2001                      1.35:1.00
-------------------------------------- -----------------------
March 31, 2002                         1.35:1.00
June 30, 2002                          1.35:1.00
September 30, 2002                     1.35:1.00
December 31, 2002                      1.35:1.00
-------------------------------------- -----------------------
March 31, 2003                         1.40:1.00
June 30, 2003                          1.40:1.00
September 30, 2003                     1.40:1.00
December 31, 2003                      1.40:1.00
-------------------------------------- -----------------------
March 31, 2004                         1.40:1.00
June 30, 2004                          1.40:1.00
September 30, 2004                     1.40:1.00
December 31, 2004                      1.40:1.00
-------------------------------------- -----------------------
March 31, 2005                         1.40:1.00
June 30, 2005                          1.40:1.00
September 30, 2005                     1.40:1.00
December 31, 2005                      1.40:1.00
-------------------------------------- -----------------------
March 31, 2006                         1.40:1.00
June 30, 2006                          1.40:1.00
September 30, 2006                     1.40:1.00
December 31, 2006                      1.40:1.00
-------------------------------------- -----------------------

                  (b) Senior Leverage Ratio. Maintain at the end of each fiscal quarter of the Company a Senior Leverage Ratio of not more than the ratio set forth below for each period set forth below:


           Quarter Ending                      Ratio
===================================== =======================
September 30, 1998                    4.70:1.00
December 31, 1998                     4.70:1.00
------------------------------------- -----------------------
March 31, 1999                        4.55:1.00
June 30, 1999                         4.55:1.00
September 30, 1999                    4.55:1.00
December 31, 1999                     4.55:1.00
------------------------------------- -----------------------
March 31, 2000                        4.25:1.00
June 30, 2000                         4.25:1.00
September 30, 2000                    4.25:1.00
December 31, 2000                     4.25:1.00
------------------------------------- -----------------------
March 31, 2001                        3.95:1.00
June 30, 2001                         3.95:1.00
September 30, 2001                    3.95:1.00
December 31, 2001                     3.95:1.00
------------------------------------- -----------------------
March 31, 2002                        3.75:1.00
June 30, 2002                         3.75:1.00
September 30, 2002                    3.75:1.00
December 31, 2002                     3.75:1.00
------------------------------------- -----------------------
March 31, 2003                        3.50:1.00
June 30, 2003                         3.50:1.00
September 30, 2003                    3.50:1.00
December 31, 2003                     3.50:1.00
------------------------------------- -----------------------
March 31, 2004                        3.25:1.00
June 30, 2004                         3.25:1.00
September 30, 2004                    3.25:1.00
December 31, 2004                     3.25:1.00
------------------------------------- -----------------------
March 31, 2005                        3.25:1.00
June 30, 2005                         3.25:1.00
September 30, 2005                    3.25:1.00
December 31, 2005                     3.25:1.00
------------------------------------- -----------------------
March 31, 2006                        3.25:1.00
June 30, 2006                         3.25:1.00
September 30, 2006                    3.25:1.00
December 31, 2006                     3.25:1.00
------------------------------------- -----------------------

                  (c) Total Leverage Ratio. Maintain at the end of each fiscal quarter of the Company a Total Leverage Ratio of not more than the ratio set forth below for each period set forth below:


           Quarter Ending                      Ratio
===================================== =======================
September 30, 1998                    5.00:1.00
December 31, 1998                     5.00:1.00
------------------------------------- -----------------------
March 31, 1999                        5.00:1.00
June 30, 1999                         5.00:1.00
September 30, 1999                    5.00:1.00
December 31, 1999                     5.00:1.00
------------------------------------- -----------------------
March 31, 2000                        5.00:1.00
June 30, 2000                         5.00:1.00
September 30, 2000                    5.00:1.00
December 31, 2000                     5.00:1.00
------------------------------------- -----------------------
March 31, 2001                        5.00:1.00
June 30, 2001                         5.00:1.00
September 30, 2001                    5.00:1.00
December 31, 2001                     5.00:1.00
------------------------------------- -----------------------
March 31, 2002                        4.75:1.00
June 30, 2002                         4.75:1.00
September 30, 2002                    4.75:1.00
December 31, 2002                     4.75:1.00
------------------------------------- -----------------------
March 31, 2003                        4.75:1.00
June 30, 2003                         4.75:1.00
September 30, 2003                    4.75:1.00
December 31, 2003                     4.75:1.00
------------------------------------- -----------------------
March 31, 2004                        4.50:1.00
June 30, 2004                         4.50:1.00
September 30, 2004                    4.50:1.00
December 31, 2004                     4.50:1.00
------------------------------------- -----------------------
March 31, 2005                        4.00:1.00
June 30, 2005                         4.00:1.00
September 30, 2005                    4.00:1.00
December 31, 2005                     4.00:1.00
------------------------------------- -----------------------
March 31, 2006                        4.00:1.00
June 30, 2006                         4.00:1.00
September 30, 2006                    4.00:1.00
December 31, 2006                     4.00:1.00
===================================== =======================

                  (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Company an Interest Coverage Ratio of not less than the ratio set forth below for each period set forth below:


           Quarter Ending                      Ratio
September 30, 1998                    2.25:1.00
December 31, 1998                     2.25:1.00
----------------------------------  -------------------------
March 31, 1999                        2.30:1.00
June 30, 1999                         2.30:1.00
September 30, 1999                    2.30:1.00
December 31, 1999                     2.30:1.00
----------------------------------  -------------------------
March 31, 2000                        2.55:1.00
June 30, 2000                         2.55:1.00
September 30, 2000                    2.55:1.00
December 31, 2000                     2.55:1.00
----------------------------------  -------------------------
March 31, 2001                        2.85:1.00
June 30, 2001                         2.85:1.00
September 30, 2001                    2.85:1.00
December 31, 2001                     2.85:1.00
----------------------------------  -------------------------
March 31, 2002                        3.15:1.00
June 30, 2002                         3.15:1.00
September 30, 2002                    3.15:1.00
December 31, 2002                     3.15:1.00
----------------------------------  -------------------------
March 31, 2003                        3.35:1.00
June 30, 2003                         3.35:1.00
September 30, 2003                    3.35:1.00
December 31, 2003                     3.35:1.00
----------------------------------  -------------------------
March 31, 2004                        3.50:1.00
June 30, 2004                         3.50:1.00
September 30, 2004                    3.50:1.00
December 31, 2004                     3.50:1.00
----------------------------------  -------------------------
March 31, 2005                        3.50:1.00
June 30, 2005                         3.50:1.00
September 30, 2005                    3.50:1.00
December 31, 2005                     3.50:1.00
----------------------------------  -------------------------
March 31, 2006                        3.50:1.00
June 30, 2006                         3.50:1.00
September 30, 2006                    3.50:1.00
December 31, 2006                     3.50:1.00
----------------------------------  -------------------------

                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) any Borrower shall fail to pay any principal of any Advance or any portion of any Bankers' Acceptance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.16, 5.01(e), (f), (i),
         (j), (m) or (p), 5.02, 5.03 or 5.04; provided, however, that no Default shall be deemed to have occurred with respect to Section 5.04(b) or (c) as at the end of any fiscal quarter if, prior to the delivery of the financial statements required by Section 5.03(b)(i) or 5.03(c)(i) in respect of such fiscal quarter, the Company shall have received additional equity and shall have made the prepayment required by
         Section 2.07(b)(iii)(y) and, as a result thereof, assuming such additional equity contribution had been made on the last day of such fiscal quarter, the Company shall have complied with such Section 5.04(b) or (c) on a pro forma basis; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Company by any Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries  shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) one or more judgments or orders for the payment of money in excess of $1,500,000 in the aggregate shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or orders or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect unless such judgments or orders are covered by a valid and binding policy of insurance covering payment thereof and the insurer, which shall be rated at least "A" by A. M. Best Company has acknowledged in writing responsibility for the full payment of such judgments or orders; or

                  (h) one or more non-monetary judgments or orders shall be rendered against any Loan Party or any of its Subsidiaries that are, in the aggregate, reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby in any material respect; or

                  (k)      a Change of Control shall occur; or

                  (l) (i) Immediately after Wheeling-Pittsburgh Steel Corporation ceases to be an ERISA Affiliate (the "WP Spinoff"), as to any Plan as to which immediately after the WP Spinoff any Loan Party or any ERISA Affiliate is deemed to be an "employer" under ERISA, the funded current liability percentage (as defined in ERISA) of such Plan is less than 90% or the unfunded current liability (as defined in ERISA) exceeds $20,000,000 or (ii) any Loan Party shall incur liability in excess of $20,000,000 with respect to any pension plan as a result of the WP Spinoff; or

                  (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $4,000,000 and any Loan Party or any ERISA Affiliate could reasonably be expected to incur liability in such amount; provided, however, that a WP Spinoff or any transaction occurring in connection therewith shall not be an ERISA Event under clause (a), (d) or (e) of the definition of ERISA Event for purposes of this subsection (m); or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $4,000,000 or requires payments exceeding $1,000,000 per annum; or

                  (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such

         Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $4,000,000; or

                  (p) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)), of each Multicurrency Lender to accept or purchase Bankers' Acceptances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)), of each Multicurrency Lender to accept or purchase Bankers' Acceptances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit and Bankers' Acceptances upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, (a) make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate

Available Amount of all Letters of Credit then outstanding and (b) make demand upon the Canadian Borrower to, and forthwith upon such demand, such Borrower will, pay to the Administrative Agent on behalf of the Multicurrency Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the Canadian Cash Collateral Account, an amount equal to the aggregate Face Amount of all Bankers' Acceptances then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account or the Canadian Cash Collateral Account, as the case may be, are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit or the aggregate Face Amount of all outstanding Bankers' Acceptances, as the case may be, the Company will, forthwith upon demand by the Administrative Agent or the Collateral Agent, (x) pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim and (y) pay to the Administrative Agent, as additional funds to be deposited and held in the Canadian Cash
Collateral Account, an amount equal to the excess of (i) such aggregate Face Amount of all outstanding Bankers' Acceptances over (ii) the total amount of funds, if any, then held in the Canadian Cash Collateral Account that the Administrative Agent or the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit or the maturity of any Banker's Acceptance for which funds are on deposit in the L/C Cash Collateral Account or the Canadian Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank, Revolving Credit Lenders or Multicurrency Lenders, as applicable, to the extent permitted by applicable law.


                                   ARTICLE VII

                                COMPANY GUARANTY

                  SECTION 7.01. Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Foreign
Borrower now or hereafter existing under this Agreement or any other Loan Document, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by such Foreign Borrower or specifically waived in accordance with Section 9.01, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under this Article VII ("this Guaranty"). Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Foreign Borrower to the Administrative Agent or any Lender under this Agreement or any other



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Loan Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Foreign Borrower.

                  SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The obligations of the Company under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any Foreign Borrower or whether any Foreign Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement, any other Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Foreign Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of any Foreign Borrower; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Company, any Foreign Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Foreign Borrower or otherwise, all as though such payment had not been made.




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                                       131

                  SECTION 7.03. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against any Foreign Borrower or any other Person or any collateral. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this
Section 7.03 is knowingly made in contemplation of such benefits. The Company hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  SECTION 7.04. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07.

                  SECTION 7.05. Subrogation. The Company will not exercise any rights that it may now or hereafter acquire against any Foreign Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against a Foreign Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Foreign Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other



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                                       132

amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment by the Company.


                                  ARTICLE VIII

                                   THE AGENTS

                  SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be


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                                       133

liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions (other than, in the case of the Administrative Agent, reasonable care in respect of the delivery of items required by Section 3.01 or 3.02) of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citicorp and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Citicorp shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citicorp were not an Agent and without any duty to account therefor to the Lender Parties.

                  SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such



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                                       134

Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 9.04(a), to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04(b), to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

                  (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term A Commitments, Term B Commitments, Delayed Draw Commitments and Multicurrency Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender



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                                       135

Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 8.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided that each of the Required Lenders so acting to remove such Agent shall offer to assume such Lender's Pro Rata Share of the Revolving Credit Commitments of such Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's



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                                       136

resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day
(i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                  SECTION 8.07. Sub-Agents. Each Sub-Agent has been designated under this Agreement to carry out duties of the Administrative Agent. Each Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the applicable Sub-Agent, and each of the Borrowers and the Lender Parties agrees that each Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Administrative Agent under this Agreement as relate to the performance of its obligations hereunder.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (A) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial  Extension of Credit,  Section 3.03,
(B) change the number of Lenders or the percentage of (1) the Commitments, (2) the aggregate unpaid principal amount of the Advances or (3) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (C) release all or substantially all of the Guarantors or otherwise limit liability of all or substantially all of the Guarantors with respect to the Obligations owing to the Agents and the Lender Parties, (D) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (E) amend this Section 9.01 and (ii) no amendment, waiver or consent shall, unless



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                                       137

in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility, Delayed Draw Facility, Multicurrency Facility or Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (A) increase the Commitments of such Lender or subject such Lender to any additional obligations, (B) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (D) change the order of application of any prepayment set forth in Section 2.07 in any manner that materially affects such Lender; provided further that the Collateral Agent and the Administrative Agent may, without the consent of the Required Lenders, release up to 10% of the book value of the Collateral or consent to the creation, incurrence, assumption or existence of any Lien on up to 10% of the book value of the Collateral; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  (b) Each Lender grants (x) to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), and (y) to the Company the right to cause an assignment of all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents to Eligible Assignees, which right may be exercised by the Administrative Agent or the Company, as the case may be, if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which Lenders owed at least 80% of the aggregate unpaid principal amount of Advances or, if no such principal amount is then outstanding, Lenders having at least 80% of the Commitments, the Administrative Agent and the Company have agreed. Each Lender agrees that if the Administrative Agent or the Company, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.07.


                  SECTION   9.02.   Notices,   Etc.   All   notices   and  other
communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to any Borrower, at 555 Theodore Fremd Avenue,



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                                       138

Rye, New York 10580, Attention: Paul Dixon, with a copy to WHX Corporation at its address at 110 East 59th Street, New York, New York 10022, Attention:
Stewart E. Tabin; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 399 Park Avenue, New York, New York 10043,
Attention: Keith Karako; and if to the Administrative Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Keith Karako; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrowers (other than the Canadian Borrower) agree jointly and severally, and the Canadian Borrower agrees, as to the portion thereof attributable to it, its property and to its Borrowing hereunder, to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,
(A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation,



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                                       139

or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Borrowers (other than the Canadian Borrower) agree jointly and severally and the Canadian Borrower agrees, as to the portion thereof attributable to it, its property or its Borrowings hereunder, to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07, 2.10(b)(i) or 2.12(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if such Borrower fails to make any payment or prepayment or Conversion of an Advance for which a notice of prepayment or Conversion has been given or that is otherwise required to be made, whether pursuant to Section 2.05, 2.07 or 6.01 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses,



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                                       140

costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay or Convert, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.12 and 2.14 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender and such Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may, and, if demanded by the Company and the Administrative Agent pursuant to
Section 9.01(b) with respect to any amendment requiring consent of all of the Lenders as to which such Lender shall not have consented, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or in the case of any Multicurrency Lender, an Affiliate of such Multicurrency Lender or an assignment of all of a Lender's rights and obligations under this Agreement or in the case of an assignment of Term Loan B, all of a Lender's rights and obligations under the Term Loan B Facility, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignment shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, (v) no such assignments shall be permitted without the consent of the Company and the Administrative Agent to any Lender that would be entitled to demand additional payments pursuant to Section 2.12 or 2.14 if such payments were not required to be made to the assigning Lender immediately prior to such assignment, (vi) each such assignment made as a result of a demand by the Company shall be arranged by the Company after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vii) no Lender shall be obligated to make any such assignment as a result of a demand by the Company unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal and all other amounts payable to such Lender under this Agreement and (viii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Company shall maintain at its address referred to in Section 9.02 a



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                                       143

copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the applicable Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto, as the case may be.

                  (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations



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                                       144

under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by
it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vi) such Lender Party shall give prompt notice to the Administrative Agent of the amount and Persons party to each such participation.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Banks. The Company assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment

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                                       145

under any Letter of Credit, except that the Company shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Company, to the extent of any direct, but not consequential, damages suffered by the Company that the Company proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10.  Release of  Collateral.  Upon the sale,  lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Company's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

                  SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each Foreign Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such Federal court may be made upon the Company, and each Foreign Subsidiary hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any party hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified in Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.13. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Foreign Currency with Dollars at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

                  SECTION 9.14. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.15. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers and the Multicurrency Lenders) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

                  SECTION 9.16. Waiver of Jury Trial. Each of the Borrowers, the
Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  SECTION 9.17. Power of Attorney. Each Subsidiary of the Company may from time to time authorize and appoint the Company as its attorney-in-fact to execute and deliver (a) any amendment, waiver or consent in accordance with Section 9.01 on behalf of and in the name of such Subsidiary and
(b) any notice or other communication hereunder, on behalf of and in the name of such Subsidiary. Such authorization shall become effective as of the date on which such Subsidiary delivers to the Administrative Agent a power of attorney enforceable under applicable law and any additional information to the
Administrative Agent as necessary to make such power of attorney the legal, valid and binding obligation of such Subsidiary.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        HANDY & HARMAN


                                        By
                                           -------------------------------------
                                            Title:


                                        HANDY & HARMAN OF CANADA, LIMITED


                                        By
                                           -------------------------------------
                                            Title:


                                        HANDY & HARMAN EUROPE LIMITED


                                        By
                                           -------------------------------------
                                            Title:


                                        RIGBY-MARYLAND (STAINLESS) LIMITED


                                        By
                                           -------------------------------------
                                            Title:


                                        INDIANA TUBE DANMARK A/S


                                        By
                                           -------------------------------------
                                            Title:

                               Agents


                               CITICORP USA, INC.,
                                  as Administrative Agent and as Collateral
                                       Agent


                               By
                                  ------------------------------------------
                                    Title:



                               Initial Lenders


                               CITIBANK, N.A., as the Initial Issuing Bank and
                                     as Initial Lender


                               By
                                  ------------------------------------------
                                    Title:



                                NATIONSBANK, N.A.


                               By
                                  ------------------------------------------
                                    Title:

                               PNC BANK, N.A.


                               By
                                  ------------------------------------------
                                    Title:


                               THE ROYAL BANK OF SCOTLAND PLC.


                               By
                                  ------------------------------------------
                                    Title:


                               BHF-BANK AKTIENGESELLSCHAFT


                               By
                                  ------------------------------------------
                                    Title:


                               By
                                  ------------------------------------------
                                    Title:


                               COMPAGNIE FINANCIERE DE CIC ET DE
                               L'UNION EUROPEENNE


                               By
                                  ------------------------------------------
                                    Title:


                               By
                                  ------------------------------------------
                                    Title:

                               COMERICA BANK


                               By
                                  ------------------------------------------
                                    Title:


                               DEN DANSKE BANK AKTIESELSKAB,
                               CAYMAN ISLANDS BRANCH


                               By
                                  ------------------------------------------
                                    Title:


                               By
                                  ------------------------------------------
                                    Title:



                               FLEET PRECIOUS METALS INC.


                               By
                                  ------------------------------------------
                                    Title:


                               GENERAL ELECTRIC CAPITAL
                                 CORPORATION


                               By
                                  ------------------------------------------
                                    Title:



                               KZH-ING-3 CORPORATION


                               By
                                  ------------------------------------------
                                    Title:

                               KEYBANK, N.A.


                               By
                                  ------------------------------------------
                                    Title:


                               KZH-SOLEIL-2 CORPORATION


                               By
                                  ------------------------------------------
                                    Title:




                               MASSACHUSETTS MUTUAL LIFE
                               INSURANCE COMPANY


                               By
                                  ------------------------------------------
                                    Title:


                               MASSMUTUAL HIGH YIELD PARTNERS II,
                               LLC

                               By:      HYP MANAGEMENT, INC.,
                                        as managing member


                               By
                                  ------------------------------------------
                                    Title:


                               ROYAL BANK OF CANADA


                               By
                                  ------------------------------------------
                                    Title:

                                                                     EXHIBIT A-1

                                                                         FORM OF
                                                                     TERM A NOTE


$_______________                                      Dated:  _________ __, ____


                  FOR VALUE RECEIVED, the undersigned, Handy & Harman, a New York corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________ _______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, certain other borrowers parties thereto, the Lender and certain other lender parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender and such other lender parties, on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp, as Administrative Agent, at its account with Citibank at its office at Two Penn's Way, Suite 200, New Castle, Delaware 19720, in same day funds. The Term A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Term A Advance") by the Lender to the Borrower in an amount not to exceed the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan
Documents, and the obligations of the other Loan Parties under the Loan Documents, are guaranteed and are secured by the Collateral, in each case as provided in the Loan Documents.


                               HANDY & HARMAN


                               By
                                  ------------------------------------------
                                    Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                     Amount of                  Unpaid
                           Amount of               Principal Paid              Principal                 Notation
       Date                 Advance                  or Prepaid                 Balance                  Made By


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


==================  ========================  ======================== ========================= ========================



                                                                     EXHIBIT A-2

                                                                         FORM OF
                                                                     TERM B NOTE


$_______________                                      Dated:  _________ __, ____


                  FOR VALUE RECEIVED, the undersigned, Handy & Harman, a New York corporation (the "Borrower"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, certain other borrowers parties thereto, the Lender and certain other lender parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender and such other lender parties, on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay to ______ or its registered assigns interest on the unpaid principal amount of the Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp, as Administrative Agent, at its account with Citibank at its office at Two Penn's Way, Suite 200, New Castle, Delaware 19720, in same day funds. The Term B Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Term B Advance") by the Lender to the Borrower in an amount not to exceed the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are guaranteed and are secured by the Collateral, in each case as provided in the Loan Documents.

                                     HANDY & HARMAN


                                     By
                                        ----------------------------------------
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL





                                                     Amount of                  Unpaid
                           Amount of               Principal Paid              Principal                 Notation
       Date                 Advance                  or Prepaid                 Balance                  Made By


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


==================  ========================  ======================== ========================= ========================



                                                                     EXHIBIT A-3


                                                                         FORM OF
                                                               DELAYED DRAW NOTE


$_______________                                      Dated:  _________ __, ____


                  FOR VALUE RECEIVED, the undersigned, Handy & Harman, a New York corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Delayed Draw Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, certain other borrowers parties thereto, the Lender and certain other lender parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender and such other lender parties, on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Delayed Draw Advance from the date of such Delayed Draw Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp, as Administrative Agent, at its account with Citibank at its office at Two Penn's Way, Suite 200, New Castle, Delaware 19720 in same day funds. Each Delayed Draw Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Delayed Draw Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Delayed Draw Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are guaranteed and are secured by the Collateral, in each case as provided in the Loan Documents.

                                     HANDY & HARMAN


                                     By
                                        ----------------------------------------
                                          Title:

                                        ADVANCES AND PAYMENTS OF PRINCIPAL



                                                     Amount of                  Unpaid
                           Amount of               Principal Paid              Principal                 Notation
       Date                 Advance                  or Prepaid                 Balance                  Made By


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


==================  ========================  ======================== ========================= ========================



                                                                     EXHIBIT A-4


                                                                         FORM OF
                                                              MULTICURRENCY NOTE


                                                      Dated:  _________ __, ____


                  FOR       VALUE       RECEIVED,        the        undersigned,
_________________________,  a __________  corporation (the  "Borrower"),  HEREBY
PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Multicurrency Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, certain other borrowers parties thereto, the Lender and certain other lender parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender and such other lender parties, on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Multicurrency Advance from the date of such Multicurrency Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in the currency of the applicable Multicurrency Advance at the applicable Payment Office in same day funds. Each Multicurrency Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Multicurrency Advances") by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Multicurrency Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Multicurrency Advances denominated in Foreign Currencies, and
(iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are guaranteed and are secured by the Collateral, in each case as provided in the Loan Documents.

                                     [NAME OF BORROWER]


                                     By
                                       -------------------------------------
                                       Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                     Amount of                  Unpaid
                           Amount of               Principal Paid              Principal                 Notation
       Date                 Advance                  or Prepaid                 Balance                  Made By


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


==================  ========================  ======================== ========================= ========================



                                                                     EXHIBIT A-5


                                                                         FORM OF
                                                           REVOLVING CREDIT NOTE


$_______________                                      Dated:  _________ __, ____


                  FOR VALUE RECEIVED, the undersigned, Handy & Harman, a New York corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, certain other borrowers parties thereto, the Lender and certain other lender parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender and such other lender parties, on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citicorp, as Administrative Agent, at its office at Citibank at its office at Two Penn's Way, Suite 200, New Castle, Delaware 19720 in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are guaranteed and are secured by the Collateral, in each case as provided in the Loan Documents.

                                     HANDY & HARMAN


                                     By
                                        ----------------------------------------
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                     Amount of                  Unpaid
                           Amount of               Principal Paid              Principal                 Notation
       Date                 Advance                  or Prepaid                 Balance                  Made By


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


------------------  ------------------------  ------------------------ ------------------------- ------------------------


==================  ========================  ======================== ========================= ========================



                                                                     EXHIBIT A-6

                                                                   FORM OF DRAFT


                                                DUE___________________ No. BA___

                                                                 Toronto, Canada

                                                              ------------, ----


ON ______________________________, (WITHOUT GRACE), FOR VALUE RECEIVED
PAY TO THE ORDER OF THE UNDERSIGNED DRAWER THE SUM OF
$_______________________________________________________ CANADIAN DOLLARS


TO:      [NAME OF BANK]



                                          [NAME OF CANADIAN BORROWER]



                                          PER:_____________________________
                                             Authorized Signatory

                                                                     EXHIBIT B-1


                                                                         FORM OF
                                                             NOTICE OF BORROWING



Citicorp USA, Inc.,
  as Administrative Agent
  under the Credit Agreement
  referred to below
Two Penn's Way
New Castle, Delaware 19720               [Date]


                  Attention:  _______________


Ladies and Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain other borrowers parties thereto, the Lender Parties party thereto, Citicorp USA, Inc. ("Citicorp"), as Collateral Agent, and Citicorp, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i)      The  Business  Day  of  the  Proposed   Borrowing  is
         _________ __, ____.

                  (ii) The Facility under which the Proposed Borrowing is requested is the _______________ Facility.

                  (iii) The Type of Advances  comprising the Proposed  Borrowing
         is  [Base  Rate  Advances]   [Eurocurrency  Rate  Advances][Local  Rate
         Advances].

                  (iv) The aggregate amount of the Proposed Borrowing is [$__________] [for a Multicurrency Borrowing, list currency and amount of such Multicurrency Borrowing].

                           [(v)   The   initial   Interest   Period   for   each
         Eurocurrency Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

                  (B) no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                  (C) if the Proposed Borrowing consists of a Revolving Credit Borrowing or a Multicurrency Borrowing, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus Multicurrency Advances plus the Available Amount of all Letters of Credit then outstanding plus the Face Amount of all Bankers' Acceptances then outstanding after giving effect to the Proposed Borrowing.

                  Manual delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                     Very truly yours,

                                     [NAME OF BORROWER]


                                     By
                                       -------------------------------------
                                       Title:

                                                              EXHIBIT B-2 TO THE
                                                                CREDIT AGREEMENT

                            FORM OF NOTICE OF DRAWING

Citicorp USA, Inc., as
  Collateral and Administrative
  Agent under the Credit Agreement
  referred to below

                  Attention:
                             ---------------------------
Ladies and Gentlemen:

                  The undersigned, Handy & Harman of Canada, Limited, a corporation organized under the laws of Ontario, Canada, refers to the Credit Agreement dated as of July 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the undersigned, certain other borrowers parties thereto, the Initial Lenders named therein, the Initial Issuing Banks named therein, and Citicorp USA, Inc., as Collateral Agent and Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests a Drawing under the Credit Agreement and, in that connection, sets forth below the information relating to such Drawing (the "Proposed Drawing") as required by Section 2.04(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Drawing is , .

                  (ii) The aggregate Face Amount of the Proposed Drawing is CN$______.

                  (iii) The initial Maturity Date for each Banker's Acceptance comprising part of the Proposed Drawing is [one][two][three][six] months.

                  The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed
Drawing:

                  (A) the representations and warranties contained in each Loan Document are complete and correct on and as of the date of the Proposed Drawing, before and after giving effect to such Proposed Drawing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations and warranties that, by their terms, refer to a specific date other than the date of the Proposed Drawing, in which case, as of such specific date;

                  (B) no event has occurred and is continuing, or would result from the Proposed

         Drawing or from the application of the proceeds therefrom, that constitutes a Default, and

                  (C) the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus Multicurrency Advances to be outstanding plus the Available Amount of all Letters of Credit then outstanding plus the Face Amount of all Bankers' Acceptances to be outstanding after giving effect to the Proposed Drawing.

                                            Very truly yours,


                                            HANDY & HARMAN OF
                                                CANADA LIMITED


                                            By:
                                               ----------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT C



                                                                         FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE



                  Reference is made to the Credit Agreement dated as of July 30, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Handy & Harman, a New York corporation, certain other borrowers parties thereto, the Lender Parties party thereto, Citicorp USA, Inc., as Collateral Agent, and Citicorp USA, Inc., as Administrative Agent for the Lender Parties.

                  Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

                  1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

                  2. Such Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the

Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.


                  IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


ASSIGNOR
Revolving Credit Facility
     1Percentage interest assigned                                   %              %               %             %               %
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Revolving Credit Commitment assigned                  $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Aggregate outstanding principal amount of
         Revolving Credit Advances assigned                $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Principal amount of Revolving Credit Note
         payable to Assignor                               $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
Term Facility
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     2Percentage interest assigned                                   %              %               %             %               %
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Term Commitment assigned                              $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Outstanding principal amount of
         Term Advance assigned                             $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Principal amount of Term Note
         payable to Assignor                               $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
Letter of Credit Facility
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Letter of Credit Commitment assigned                  $              $             $               $              $
---------------------------------------------------------  -----------    ----------    ------------    -----------    -------------
     Letter of Credit Commitment retained                  $              $             $               $              $
=========================================================  ===========    ===========   =============   ===========    ============


--------
1 If Nonratable Assignments are not permitted, the percentage interest assigned by an Assignor must be the same for all Facilities (other than the Letter of Credit Facility).
2    See footnote 1.

                                        2



ASSIGNEE
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
Revolving Credit Facility
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     3Percentage interest assumed                                    %            %               %             %               %
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Revolving Credit Commitment assumed                   $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Aggregate outstanding principal amount of
         Revolving Credit Advances assumed                 $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Principal amount of Revolving Credit Note
         payable to Assignee                               $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
Term Facility
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     4Percentage interest assumed                                    %            %               %             %               %
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Term Commitment assumed                               $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Outstanding principal amount of
         Term Advance assumed                              $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Principal amount of Term Note
         payable to Assignee                               $            $             $               $              $
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
Letter of Credit Facility
--------------------------------------------------------   -----------  -----------   -------------   ----------     -------------
     Letter of Credit Commitment assumed                   $            $             $               $              $
=========================================================  ===========  ===========   =============   ===========    ============


--------
3 If Nonratable Assignments are not permitted, the percentage interest assumed by an Assignee must be the same for all Facilities (other than the Letter of Credit Facility).
4    See footnote 4.


Handy & Harman Credit Agreement

Effective Date (if other than date of acceptance by Administrative Agent):
5_________ __, ____


                              Assignors


                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



--------
5 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   Domestic Lending Office:


                                   Eurocurrency Lending Office:

                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   Domestic Lending Office:


                                   Eurocurrency Lending Office:



                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   Domestic Lending Office:


                                   Eurocurrency Lending Office:




                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   Domestic Lending Office:


                                   Eurocurrency Lending Office:

                                   ______________________, as Assignor

                                   By________________________________________
                                      Title:

                                   Dated:  _________ __, ____



                                   Domestic Lending Office:


                                   Eurocurrency Lending Office:






Accepted 6[and Approved] this ____
day of ___________, ____

CITICORP USA, INC.,
     as Administrative Agent


By_________________________________
    Title:

7[Approved this ____ day
of _____________, ____

HANDY & HARMAN


By_________________________________
    Title:  ]

--------
6 Required if the Assignee is an Eligible Assignee solely by reason of clause (a)(viii) or (b) of the definition of "Eligible Assignee".
7        See footnote 6.